TERMS SHEET SUPPLEMENT
(Dated October 25, 2006)

HARBORVIEW MORTGAGE LOAN TRUST
Mortgage Loan Pass-Through Certificates
(Issuable in Series)

Greenwich Capital Acceptance, Inc.
Depositor

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

Consider carefully the risk factors beginning on page S-9 of this terms sheet supplement and on page 6 of the accompanying prospectus.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This terms sheet supplement must be read in conjunction with the attached prospectus.

The Trusts

Each HarborView Mortgage Loan Trust will be established to hold assets transferred to it by Greenwich Capital Financial Products, Inc. The assets in each trust fund will generally consist of first or second lien, adjustable rate mortgage loans secured by one- to four-family residential properties. The mortgage loans will have been originated by one or more originators of residential mortgage loans, and will be serviced by one or more servicers and, if specified in the related terms sheet, may be master serviced by a master servicer.

The Certificates

Greenwich Capital Markets, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the related trust fund. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this terms sheet supplement relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

Although a registration statement (including the prospectus) relating to the securities discussed in this terms sheet supplement has been filed with the SEC and is effective, the final prospectus supplement relating to the securities discussed in this terms sheet supplement has not been filed with the SEC. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed in this terms sheet supplement.

Underwriter:
For use with the prospectus dated August 10, 2006

This terms sheet supplement is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This terms sheet supplement is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this terms sheet supplement and the related terms sheet is preliminary and is subject to completion or change. The information in this terms sheet supplement, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this terms sheet supplement and any information contained in any prior similar terms sheet supplement relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This terms sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this terms sheet supplement and the related terms sheet are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in the related terms sheet may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear in this terms sheet supplement or on any electronic communication to which this terms sheet supplement is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Summary of Terms

This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

Parties

Sponsor and Seller

Greenwich Capital Financial Products, Inc. will sell the mortgage loans to the depositor.

Depositor

Greenwich Capital Acceptance, Inc., a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor’s address is 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.

Issuing Entity

A common law trust formed under the laws of the State of New York.

Master Servicer

If the trust fund has a master servicer, as specified in the related terms sheet, the master servicer will oversee the servicing of the mortgage loans by the servicer or servicers.

Servicer or Servicers

One or more servicers of residential mortgage loans, as specified in the related terms sheet, will service the mortgage loans on behalf of the related trust fund.

Originator or Originators

The mortgage loans have been originated by one or more originators of residential mortgage loans, and will be specified in the related terms sheet.

Securities Administrator

If the trust fund has a securities administrator, as specified in the related terms sheet, the securities administrator will perform certain reporting and calculation functions pursuant to the pooling agreement.

Trustee

A trustee will be appointed pursuant to the pooling agreement.

Custodians

One or more custodians, one of which may also be the trustee, will be appointed to maintain custody of the mortgage loan documents.

Credit Risk Manager

If the trust fund has a credit risk manager, as specified in the related terms sheet, the credit risk manager will monitor and advise the servicer or servicers with respect to default management of the mortgage loans.

The Certificates

The certificates of each series represent ownership interests in a separate trust fund, the assets of which will consist primarily of conventional, first or second lien, adjustable rate, residential mortgage loans.

The mortgage loans to be included in a trust fund may be divided into two or more mortgage loan groups or subgroups, sorted on the basis of specified characteristics. In such event, payments of principal and interest on a specified group of certificates will be based solely on collections from the related mortgage loans. Any references to one or more loan groups in this terms sheet supplement may also apply to one or more subgroups of a loan group, if specified in the related terms sheet.

The certificates of each series may include certificates that are entitled to receive both principal and interest payments from the mortgage loans, certificates that are entitled to receive only interest payments from the mortgage loans, certificates that are entitled to receive only principal payments from the mortgage loans, certificates that are entitled to receive payments of any prepayment penalties from the mortgage loans, or any combination of the foregoing. In addition, the certificates of each series may also include certificates that are entitled to receive certain excess or residual amounts from the related trust fund.

With respect to any series of certificates backed by a loan pool consisting of two or more loan groups (referred to as a “multi-group series”), each class of interest-only certificates and principal-only certificates may, if so specified in the related terms sheet, consist of two or more components, each of which will relate to one loan group. The holders of any such interest-only certificates or principal-only certificates will receive payments on any distribution date to the extent of payments made with respect to the related components. The holders of any such interest-only certificates or principal-only certificates may not transfer any component separately.

With respect to any multi-group series, any calculations or provisions in this terms sheet supplement referring to the interest-only or principal only certificates relating to a loan group or subgroup should be read to refer to the interest-only or principal-only components relating to that loan group or subgroup, as applicable.

Cut-off Date

The cut-off date, which is specified in the related terms sheet, is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

Distribution Date

The distribution date for each trust fund will be specified in the related terms sheet. Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee or if a securities administrator has been appointed, at the corporate trust office of the securities administrator.

Record Date

Unless otherwise specified in the related terms sheet, the record date for certain classes of certificates will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date) and for certain classes of certificates will be the business day before the distribution date.

Interest Payments on the Certificates

On each distribution date, to the extent funds are available from the related mortgage loan group or groups, each class of certificates (other than any principal-only class of certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance or class notional balance, as applicable, immediately prior to that distribution date, the applicable pass-through rate and interest accrual period, and, in certain cases, any accrued and unpaid interest shortfall attributable solely to basis risk, but solely to the extent of funds available in the basis risk reserve fund; provided, however, that the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of any net deferred interest accrued on any related negative amortization mortgage loans for the month before that distribution date and allocable to such class of certificates, as described under “Description of the Certificates—Interest” in this terms sheet supplement. In the case of any class of certificates relating to any mortgage group containing negative amortization mortgage loans, other than any class of interest only certificates, any amount of net deferred interest allocable to such class of certificates will be added as principal to the outstanding class principal balance of such class of certificates. With respect to any class of principal-only certificates, any amount of net deferred interest allocable to the related class of interest-only certificates will be added as principal to the class principal balance of such class of principal-only certificates.

For any mortgage group which contains negative amortization mortgage loans, net deferred interest will equal the excess, if any, of deferred interest added to the principal balances of the related negative amortization mortgage loans over the aggregate amount of principal prepayments in full and partial prepayments of principal received with respect to the negative amortization mortgage loans during the related prepayment period.

Interest payments on certain classes of certificates for each accrual period will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis, based on each certificateholder’s related certificate principal balance of that class.

With respect to each distribution date, the interest accrual period for certain classes of certificates will be the calendar month immediately preceding the month in which that distribution date occurs, and with respect to certain other classes of certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates (other than any class of interest-only certificates) to the extent of funds available to make payments of principal, on each distribution date in the amounts described in the prospectus supplement.

In addition, the manner of allocating payments of principal to the certificates may differ, as described in the prospectus supplement, depending upon the occurrence of several different events or triggers:

(a) with respect to any overcollateralization series (as described below under “—Credit Enhancement”):

•
On each distribution date (1) on or after the applicable stepdown date and (2) on which a trigger event is not in effect, principal payments will be made to the certificates (other than the interest-only certificates) in a priority of payment different than otherwise would be the case, as specified in the related terms sheet; and

(b) with respect to any non-overcollateralization series (as described below under “—Internal Credit Enhancement”):

•
up to and including the distribution date specified in the related terms sheet, the subordinate certificates may not receive any principal prepayments unless the senior certificates are paid down to zero; or

•	after that time, subject to certain performance triggers, the subordinate certificates will receive increasing portions of principal prepayments over time.

Certificates designated as interest-only certificates are not entitled to payments of principal.

Payment Priorities

Certain certificates, referred to as the senior certificates, will have a payment priority over certain other certificates, referred to as the subordinate certificates. The classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Limited Cross-Collateralization With Respect To Multi-Group Series

With respect to a multi-group series, in certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group or loan groups may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer (or the trustee, if no master servicer has been appointed for the related trust fund) will be obligated to make advances if a servicer is obligated to make an advance and fails to do so, and if the trust fund has a master servicer, the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer is also required to make certain servicing-related advances.

Optional Termination of the Trust Fund

The master servicer, or if the trust fund only has one servicer, the servicer, in either case as specified in the related terms sheet, may, subject to certain conditions set forth in the pooling agreement, (1) purchase all of the mortgage loans and the other property of the trust fund when the total scheduled principal balance of the mortgage loans as of the last day of the related due period is equal to or less than the percentage specified in the related terms sheet of the total scheduled principal balance of all of the mortgage loans as of the cut-off date and (2) terminate the trust fund, subject to certain conditions set forth in the pooling agreement.

Fees and Expenses

Each servicer, the master servicer, if any, the securities administrator, if any, the trustee, each custodian, the credit risk manager, if any, and the certificate insurer, if any, will receive compensation based on a schedule described in the prospectus supplement.

Each servicer, the master servicer, if any, the securities administrator, if any, the trustee, each custodian, the credit risk manager, if any, and the certificate insurer, if any, will also be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

Internal Credit Enhancement

Subordination

With respect to any series, the senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the classes of subordinate certificates with higher numerical class designations will be subordinate to subordinate certificates with lower numerical class designations.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. On any distribution date (with respect to any overcollateralization series, if there is not sufficient excess interests or overcollateralization to absorb realized losses on the mortgage loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates; provided, that certain classes of senior certificates, referred to in this terms sheet supplement as the senior support certificates, may bear the principal portion of all realized losses otherwise allocable to certain other classes of senior certificates, for so long as such class of senior support certificates is outstanding.

Overcollateralization

With respect to certain series, as of the closing date, the total principal balance of the mortgage loans as of the cut-off date may exceed the total class principal balance of the certificates. This feature is referred to as overcollateralization. A series that has an overcollateralization feature is referred to as a “overcollateralization series” and a series that does not have an overcollateralization feature is referred to as a “non-overcollateralization series.”

With respect to any overcollateralization series, the required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization for any overcollateralization series.

Excess Interest

With respect to any overcollateralization series, the mortgage loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the offered certificates and to pay certain fees and expenses of the trust fund. Such excess interest will be available to absorb realized losses on the mortgage loans, to create and maintain overcollateralization at required levels and cover basis risk shortfalls, if any, as described in the pooling agreement.

Interest Rate Cap Agreements

If so specified in the related terms sheet, the trustee or the securities administrator, on behalf of the trust fund or a separate trust, will enter into one or more interest rate cap agreements with a counterparty for the benefit of certain classes of certificates.

Amounts received under an interest rate cap agreement will be applied to pay certain basis risk shortfalls in respect of the covered class or classes of certificates, and if applicable, to the extent described in the related terms sheet, a portion of those amounts may be applied to maintain overcollateralization and repay losses.

Interest Rate Swap Agreements

If so specified in the related terms sheet, the trustee or the securities administrator, on behalf of the trust fund or a separate trust, will enter into one or more interest rate swap agreements with a counterparty for the benefit of certain classes of certificates.

If a swap payment to the swap provider exceeds the payment to the issuing entity, such excess will be distributed to the issuing entity under the interest rate swap agreement. Any such amounts received under an interest rate swap agreement will be applied to pay certain interest shortfalls in respect of the covered class or classes of certificates, and to the extent described in the related terms sheet, to maintain overcollateralization and repay losses.

If a swap payment to the issuing entity exceeds the payment to the swap provider, such excess will be distributed to the swap provider under the interest rate swap agreement and will not be available for distribution to the related certificateholders and will reduce the amount of excess interest available, if any.

Certificate Insurance Policy

If so specified in the related terms sheet a financial guaranty insurance company will issue an insurance policy for the benefit of one or more classes of certificates, referred to in this terms sheet supplement as the insured certificates. The policy, if issued, will unconditionally and irrevocably guarantee payment of (1) the outstanding principal balance of the insured certificates on their scheduled final distribution date, (2) the amount of any realized losses allocated to the insured certificates and (3) accrued and unpaid interest calculated at the certificate rate due on the insured certificates, subject to certain terms and conditions set forth in the certificate insurance policy. Any certificate insurance policy will not provide credit enhancement for any class of certificates other than the related insured certificates.

Any certificate insurance policy, if issued, will not cover basis risk shortfalls or shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls, deferred interest or the application of the Service Members Civil Relief Act.

Final Maturity Reserve Trust

If so specified in the related terms sheet a separate trust will be created pursuant to the pooling agreement, the sole asset of which will be a separate account and the funds therein.

Amounts deposited into the account, along with the other available funds, will be applied as payment of principal or interest to retire certain classes of the certificates on the final scheduled distribution date, even though mortgage loans having 40-year terms to maturity may remain outstanding.

Pre-funding and Acquisition of Subsequent Mortgage Loans

If so specified in the related terms sheet, the seller may deposit the amount specified in the related terms sheet into a segregated account maintained with the trustee or the securities administrator, as applicable, and referred to as a pre-funding account.

The issuing entity will use the amounts deposited in the pre-funding account to buy subsequent mortgage loans from the depositor after the related closing date and before the date specified in the related terms sheet. The seller must satisfy certain conditions specified in the pooling agreement before it can sell subsequent mortgage loans to the depositor. In addition, the obligation of the issuing entity to purchase subsequent mortgage loans during the pre-funding period is subject to the requirements described in the related terms sheet.

If any amounts remain in the pre-funding account on the date specified in the related terms sheet, the holders of the certificates (in the case of a multi-group series, related to that loan group) will receive those amounts as available funds, distributable as a principal prepayment, on the subsequent distribution date.

In addition, if so specified in the related terms sheet, the seller may deposit the amount specified in the related terms sheet into a segregated account maintained with the trustee or the securities administrator, as applicable, referred to as a capitalized interest account. Amounts in the capitalized interest account will be used to pay interest on that portion of the certificates supported by the pre-funding amount. Any amounts remaining in the capitalized interest account on the distribution date after the end of the pre-funding period will be distributed to the seller and will be not be available to certificateholders.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, each trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs.

ERISA Considerations

If specified in the related terms sheet, certain classes of certificates may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

Legal Investment Considerations

Generally, offered certificates rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they continue to have the required rating, and provided that the related mortgage loans are secured by first liens on the related mortgaged properties. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

We refer you to “Legal Investment Considerations” in the prospectus for more information.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the certificates.

Loan prepayments may adversely
affect the average life of, and rate
of return on, your certificates
Borrowers may prepay their mortgage loans in whole or in part at any time; however, certain of the mortgage loans may require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during certain periods after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Prepayment penalty payments received on the mortgage loans may be distributed to holders of the certain classes of certificates that may or may not be offered, or they may be retained by the seller or the related servicer. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

• If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•  If you purchase interest-only certificates or if you purchase other certificates at a premium and principal of the related mortgage loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•  “Hybrid mortgage loans” are adjustable rate mortgage loans, which have fixed interest rates for the initial period after origination specified in the related mortgage note, which then convert to adjustable interest rates The prepayment experience on adjustable-rate mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to a variety of factors, including provisions for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

•  The related originator or the seller, as applicable, is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

• If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•  Under the principal payment priorities described in the related terms sheet, if prepayments (net of any deferred interest in the case of any negative amortization mortgage loans) in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates. If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

•  Prospective purchasers of any class of interest only certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of those purchasers to recover their initial investments.

In addition, with respect to any overcollateralization series, the overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. Also, as a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, may result in an earlier return of the principal of the offered certificates and will have a similar effect on the yields on the offered certificates as principal prepayments on the mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this terms sheet supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.
Mortgage loans with
interest-only payments
If specified in the related terms sheet, some mortgage loans may require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period of up to ten years following the origination of the related mortgage loans. After the interest-only period, each borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. If the monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no scheduled principal payments are required to be made on these mortgage loans for a period of time, certificateholders will receive smaller principal payments during such period than they would have received if the borrowers were required to make monthly payments of interest and principal from origination of the mortgage loans. Absent other considerations, this slower rate of principal payments will result in longer, and in some cases substantially longer, weighted average lives of the related certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal balance.

The yield on your certificates
may be limited by initial fixed
mortgage interest rates on some
mortgage loans and maximum
mortgage interest rates
For each hybrid mortgage loan, the mortgage interest rate will be fixed generally for the initial period specified in the related terms sheet of the term of the mortgage loan. In addition, each mortgage loan has a maximum mortgage interest rate. These factors may prevent the mortgage interest rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected.

The yields and weighted average
lives of the certificates will be
subject to any negative amortization
on the mortgage loans
If the mortgage loans included in the trust fund include negative amortization loans, the interest rates on these mortgage loans will adjust monthly but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. The initial interest rates on some of the negative amortization mortgage loans may be lower than the sum of the index applicable at origination and the related margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the mortgagor, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the negative amortization mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates. In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity. If interest rates on the negative amortization mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of certificates to amortize faster. If the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. In addition, on the fifth payment adjustment date of a negative amortization mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that negative amortization mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the negative amortization mortgage loan to be paid in full in equal monthly installments at its maturity. These features may affect the rate at which principal on the mortgage loans is paid and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances.

Any deferral of interest on any negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the negative amortization mortgage loans to interest payments on the certificates. The excess of any deferred interest on the negative amortization mortgage loans over the prepayments received on these mortgage loans, or net deferred interest, will be allocated among the classes of certificates (other than any class of interest only certificates) in an amount equal to the excess of the interest accrued on each such class at its applicable pass-through rate over the amount of interest that would have accrued if the applicable pass-through rate for each class had been equal to a pass-through rate adjusted for net deferred interest on the related mortgage loans as described under “Description of the Certificates—Interest” in this terms sheet supplement. Accordingly, those classes of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest. Any such allocation of net deferred interest could, as a result, affect the weighted average lives of the affected classes of certificates.

If credit enhancement is insufficient,
you could experience losses on your
certificates
Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and, second, only with respect to an overcollateralization series, by excess interest and overcollateralization, and third, by the allocation of realized losses on the mortgage loans to the subordinated classes in reverse order of their numerical class designations. Certain classes of certificates may be insured by a certificate insurance policy issued by a financial guaranty insurance company. If so specified in the related terms sheet, a portion of amounts received under an interest rate cap agreement or an interest rate swap agreement may be applied to maintain overcollateralization and to repay losses.

The first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of the related loan group. Collections otherwise payable to subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement, which applies only with respect to an overcollateralization series, is excess interest and overcollateralization. With respect to an overcollateralization series, the mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are provided for, the available excess interest generated by the mortgage loans will be used to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the mortgage loans or create and maintain the required level of overcollateralization.

The third form of credit enhancement provides that (with respect to any overcollateralization series only, if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from either loan group are allocated:

first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and second, to the class or classes of related senior certificates (other than any classes of interest only certificates) until their respective class principal balances are reduced to zero; provided, that realized losses allocated to certain classes of senior certificates may be borne by certain other classes of senior certificates, referred to in this terms sheet supplement as senior support certificates, until the total class principal balance of such senior support certificates has been reduced to zero.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates. In addition, with respect to a multi-group series, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group or groups of mortgage loans.

To the extent that a portion of amounts received under an interest rate cap agreement or an interest rate swap agreement may be applied to provide credit enhancement, we cannot assure you that such amounts will be sufficient to maintain overcollateralization and to repay losses.

Loan prepayments may result in
shortfalls in interest collections
and reduce the yields on your
certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Each servicer is generally required to cover the shortfall in interest collections attributable to prepayments in full and/or in part, as applicable, but only to the extent of a portion of or the full related servicing fee (as specified in the related terms sheet).

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment. Any certificate insurance policy, if issued, will not cover prepayment interest shortfalls allocated to the insured certificates.

Inadequate amount of subsequent
mortgage loans will affect the timing
and rate of return on your
investment
If the related trust fund provides for a pre-funding account, and if the total principal balance of subsequent mortgage loans purchased by the issuing entity is less than the amount of cash deposited in the pre-funding account on the closing date, certificateholders (and in the case of any multi-group series, related to the applicable loan group) will receive a payment, allocable as a principal prepayment, in the amount remaining in the pre-funding account related to that group on the distribution date occurring on the date specified in the related terms sheet. To the extent that there are significant amounts on deposit in the pre-funding account following the expiration of the pre-funding period, the holders of the certificates entitled to payments of principal, particularly the senior certificates, will receive significant prepayments, which may adversely affect their yields.

Certain certificates are
subject to counterparty risk
The issuing entity may enter into one or more interest rate cap agreements or interest rate swap agreements with the counterparty, for the benefit of certain certificates. Any such interest rate cap agreement or interest rate swap agreement will require the counterparty to make certain payments in the circumstances set forth in the prospectus supplement. The receipt of such amounts by such certificates will be subject to the credit risk of the counterparty.

Certain certificates may not receive
amounts expected from a yield
maintenance agreement
Payments under an interest rate cap agreement that may be entered into, if any, for any distribution date will generally be based on a schedule of notional amounts which decreases during the life of the related interest rate cap agreement. The notional amounts will be derived using a specified percentage of a prepayment assumption on the related mortgage loans. The actual rate of payment on the mortgage loans is likely to differ from the specified percentage of the prepayment assumption used. If prepayments on the related mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the total class principal balance of the class or classes of certificates entitled to the benefits of the related interest rate cap agreement may be greater than such notional amount for a distribution date. For those certificates and any distribution date on which the related notional amount is lower than the actual total class principal balance of such class or classes of certificates, the amount paid by the counterparty under the related interest rate cap agreement may not be enough to pay the payments for which such amounts will be used on such distribution date, adversely affecting the yields on those certificates.

With respect to any over-
collateralization series, excess
interest generated by certain
mortgage loans may be
insufficient to maintain related
overcollateralization
With respect to any overcollateralization series, the mortgage loans related to certain mortgage pools are expected to generate more interest than is needed to pay interest owed on the related offered certificates and to pay certain fees and expenses of the issuing entity allocable to such mortgage loans. Any remaining interest generated by these mortgage loans will then be used to absorb losses that occur on such mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by these mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that such mortgage loans will generate.

•  Every time a mortgage loan in such a mortgage pool is prepaid in full or in part, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

• Every time a mortgage loan in such a mortgage pool is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

•  If the rates of delinquencies, defaults or losses on a mortgage loan in such a mortgage pool turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required payments on the certificates.

Changes in mortgage index may
reduce the yields on certain classes
of certificates
Certain classes of certificates may accrue interest at a rate based, among other factors, on the weighted average of the net loan rates on certain of the mortgage loans. The interest rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as described in this terms sheet supplement. As a result, declines in the index on which the interest rates on the related mortgage loans are based, without a corresponding decline in the rates at which interest on the other classes of certificates is based, will result, over time, in lower yields on the these certificates. The yields on these certificates may be particularly sensitive to declines in the index at which the related mortgage loans accrue interest because the pass-through rate of these certificates will also be reduced. Furthermore, any increase in the index in the related loan group on which the interest rates are based may result in prepayments on the mortgage loans and payments of principal on the related offered certificates then entitled to principal. In addition, prepayments on mortgage loans with higher interest rates will reduce the weighted average of the interest rates on the mortgage loans and, consequently, reduce the pass-through rate of these certificates.

The yields on certain classes
of certificates may be affected
by changes in rates	No prediction can be made as to future levels of certain indices that may be used to determine the pass-through rates of certain certificates and/or certain mortgage loans.

The holders of certain classes of certificates that have a pass-through rate which is calculated based on a certificate index plus a margin may not always receive interest at a rate equal to such certificate index plus the related margin. With respect to such classes of certificates, if the related certificate index plus the applicable margin is greater than a certain rate cap, the pass-through rate of those certificates will be reduced to the capped rate. Thus, the yields to investors in such classes of certificates will be sensitive to fluctuations in the level of the related certificate index, and may be adversely affected by the application of the related rate cap.

To the extent that the related rate cap limits the amount of interest paid on certain classes of certificates, the excess, if any, between the calculation of the certificate interest rate without regard to the related rate cap, over the related rate cap, will create a shortfall that may carry forward, with interest thereon as described in the related terms sheet. However, any such resulting shortfall will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts on deposit in the basis risk reserve fund funded from interest accrued on and otherwise distributable to certain other classes of interest only certificates on the related distribution date (or, with respect to any overcollateralization series, from net monthly excess cashflow otherwise distributable to the Class C Certificates on the related distribution date, which net monthly excess cashflow is only payable after payments to certain other classes of certificates, any payments required to be paid to the certificate insurer, if any, and payments required to create or maintain overcollateralization), and with respect to certain other classes of certificates, amounts paid under the related interest rate cap agreement, if any, and any net swap payments to the swap provider under the interest rate swap agreement, if any. Accordingly, these shortfalls may remain unpaid on the final distribution date.

See “Description of the Certificates—Distributions of Interest” in this terms sheet supplement.
Rapid prepayments will
reduce the yield on any class
of interest only certificates
You should fully consider the risks associated with an investment in any class of interest only certificates. If the related mortgage loans prepay faster than expected or if the trust fund is terminated earlier than expected, you may not fully recover your initial investment.

Default risk on high-balance
mortgage loans
As of the cut-off date, if specified in the related terms sheet, some of the mortgage loans may have principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

Risks associated with mortgage
loans secured by non-owner
occupied properties
Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default. As of the cut-off date, certain of the mortgage loans may be secured by non-owner occupied properties. You should consider the risk that the loss and delinquency experience on these mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

Special default risks of second
lien mortgage loans
As of the cut-off date, if specified in the related terms sheet, the trust fund may include mortgage loans that are secured by second liens on the related mortgaged properties. These second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, certificateholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason..

Simultaneous second
lien risk
As of the cut-off date, if specified in the related terms sheet, at the time of origination of a first lien mortgage loan included in the trust fund, an originator may also have originated a second lien mortgage loan that will not be included in the trust fund. With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because borrowers have less equity in the mortgaged property. Investors should also note that any borrower may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

If the receipt of liquidation proceeds
is delayed or if the liquidation
proceeds are less than the mortgage
loan balance, you could suffer a
loss on your certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

An investment in the certificates
may not be appropriate for some
investors
The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due, for example, to the following reasons.

• The yields to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans.

•  The rate of principal payments on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments.

•  You may not be able to reinvest payments on an offered certificate at a rate at least as high as the pass-through rate applicable to your certificate, because payments generally are expected to be greater during periods of relatively low interest rates.

• Your investment in any of the offered certificates may be ended before you desire if the optional termination of the trust fund is exercised.
Geographic concentration of the
mortgage loans may adversely
affect your certificates
A significant concentration of the total principal balance of the mortgage loans may be secured by properties in California or other states. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions in those states will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.
• Declines in the residential real estate market in those states may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

•  Properties in those states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as storms, hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

Delinquencies due to transfer
of servicing
The servicing of mortgage loans may be transferred in the future to servicers other than the initial servicer or servicers specified in the related terms sheet, in accordance with the provisions of the pooling agreement and the related servicing agreement as a result of, among other things, the occurrence of unremedied events of default in servicer performance under the related servicing agreement. Mortgage loans subject to servicing transfers may experience increased delays in payments. In addition, each owner of the servicing rights also has the right, at its discretion, to transfer servicing responsibilities to another entity that is qualified to service the mortgage loans. At any time that servicing responsibilities are transferred as described above, the related mortgage loans may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

Credit scoring models may not
provide an accurate risk
assessment of borrowers
Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related terms sheet.

Risks associated with
forty year mortgage loans
Certain of the mortgage loans may have an original term to maturity of 480 months. These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These mortgage loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period.

Information regarding historical
performance of other mortgage loans
may not be indicative of the
performance of the loans in the
trust fund
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;
• the relative seasoning of the pools;
• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;
• the extent to which the loans in a pool have prepayment penalties;
• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home vales.

Glossary

There is a glossary of terms beginning on page S-63 where you will find definitions of the capitalized terms used in this terms sheet supplement. Any terms used in this terms sheet supplement but not defined in the glossary are defined in the accompanying prospectus.

Static Pool Information

Certain static pool information may be found at www.rbsgcregab.com. Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

The Depositor

The depositor is Greenwich Capital Acceptance, Inc. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates (Registration No. 333-130961).

After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

•
giving prompt written notice to the other parties to the pooling agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

•	appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling agreement; and

•	preparing and filing any reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, however, it is expected that the above functions will be performed by the depositor’s agents, the securities administrator or the trustee in accordance with the pooling agreement or mortgage loan purchase agreement, as applicable.

For a description of Greenwich Capital Acceptance, Inc., see “The Depositors” in the prospectus.

The Sponsor and Seller

The sponsor and the seller of the mortgage loans will be Greenwich Capital Financial Products, Inc.

For a description of Greenwich Capital Financial Products, Inc., see “The Sponsor” in the prospectus.

Affiliations and Relationships

The depositor, the sponsor and Greenwich Capital Markets, Inc. are all affiliates of each other and have the following ownership structure:

•	The depositor, Greenwich Capital Acceptance, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	The sponsor, Greenwich Capital Financial Products, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	The underwriter, Greenwich Capital Markets, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	Greenwich Capital Holdings, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc.

The Originators

The mortgage loans have been originated by one or more originators. Each originator that is expected to have originated 10% or more of the mortgage pool will be specified in the related terms sheet.

Each originator has represented and warranted that each of the mortgage loans was underwritten in accordance with standards utilized by it during the period of origination for the mortgage loans. The underwriting criteria under which the mortgage loans were originated for each originator that is expected to have originated 20% or more of the mortgage pool will be provided in the related prospectus supplement.

As described under “The Pooling Agreement—Assignment of the Mortgage Loans” in this terms sheet supplement, each originator will make certain representations and warranties to the trustee regarding the mortgage loans. In the event of a breach that materially and adversely affects the mortgage loans, the certificateholders or the certificate insurer, if any, the related originator will be obligated either to cure the breach or repurchase or replace each affected mortgage loan.

The Master Servicer

If specified in the related terms sheet, a master servicer may be appointed under the pooling agreement. The master servicer, if any, will be responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of each servicer under the terms of the related servicing agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, will compare its results to servicer loan-level reports and will reconcile any discrepancies with each servicer. The master servicer will also review the servicing of defaulted loans for compliance with the terms of the pooling agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the related servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer.

The Servicers

The mortgage loans included in the trust fund will be serviced by one or more servicers (each, a “servicer”). Each servicer that is expected to service 10% or more of the mortgage pool will be specified in the related terms sheet.

Each servicer will have primary responsibility for servicing the related mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the applicable mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the related servicing agreement or reconstitution agreement (each, a “servicing agreement”).

The trustee or the master servicer, if any, are either parties to or third-party beneficiaries under the related servicing agreement and can enforce the obligations of the related servicer thereunder. Each servicer’s servicing responsibilities will be performed under the supervision of the master servicer (or if there is no master servicer, the trustee) in accordance with the provisions of the applicable servicing agreement and the pooling agreement. Under each servicing agreement, the master servicer (or if there is no master servicer, the trustee) has the right to terminate the related servicer for certain events of default that indicate such servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement. In addition, a servicing agreement may provide that the owner of the servicing rights will retain the right to transfer the servicing of the mortgage loans to one or more successor servicers at any time with 30 or 60 days’ notice, without cause, subject to the terms of such servicing agreement and the pooling agreement, which includes providing prior notice to each rating agency regarding such transfer.

Servicing of the Mortgage Loans

General

Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own accounts, to the extent such procedures are consistent with the related servicing agreement. If a credit risk manager has been appointed for the related series, under a separate credit risk management agreement between the credit risk manager and each servicer, the credit risk manager will provide certain monitoring and advisory services with respect to delinquent mortgage loans.

If a master servicer has been appointed for the related trust fund, the servicer or servicers will directly service the mortgage loans under the supervision of the master servicer. Notwithstanding anything to the contrary in this terms sheet supplement or the prospectus, a master servicer will not be ultimately responsible for the performance of the servicing activities by the servicers, except as described under “—Advances” below. If a servicer fails to fulfill its obligations under the related servicing agreement, the master servicer has the right to terminate that servicer and appoint a successor servicer as provided in the pooling agreement.

Generally, the transfer of the servicing of mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling agreement and the applicable servicing agreement, which include, among other things, the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and, in many cases, that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates (without regard to any certificate insurance policy).

Servicing Compensation and Payment of Expenses

The master servicer, if any, will be paid a monthly fee (the “master servicing fee”) with respect to each mortgage loan calculated at the master servicing fee rate specified in the related terms sheet of the outstanding principal balance of each mortgage loan as of the first day of the related due period. If a master servicer has been appointed, the master servicer will pay, unless otherwise specified in the related terms sheet, any ongoing fees of the securities administrator (if any), each custodian and the trustee using a portion of its master servicing fee. See “Fees and Expenses of the Trust Fund.”

Each servicer will be paid a monthly fee (a “servicing fee”) with respect to each mortgage loan serviced by it calculated at a per annum rate (the applicable “servicing fee rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. The applicable servicing fee rate of each servicer is specified in the related terms sheet.

With respect to some or all of the mortgage loans, instead of receiving the related servicing fee, a servicer may receive a subservicing fee (a “subservicing fee”) with respect to each mortgage loan subserviced by it in an amount equal to or less than the servicing fee (the applicable “subservicing fee rate”). In such cases, the excess of the servicing fee rate over such subservicing fee rate paid to that servicer (or any successor servicer) will be paid on each distribution date to the holder of a class of non-offered certificates or to a third-party owner of the servicing rights.

The master servicing fees and the servicing fees (and any subservicing fees) are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is required to be paid by the related servicer, generally limited to the extent that such amount does not exceed the total of its servicing fees (which may be a portion of or the full related servicing fee, as specified in the related terms sheet)) on the mortgage loans for the applicable distribution date.

Any prepayment interest shortfall required to be funded but not funded by the related servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

Any certificate insurance policy, if issued, will not cover prepayment interest shortfalls on the insured certificates.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans (such delinquent interest reduced by the related servicing fee or, if applicable, any subservicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer, if any, will be obligated to make any such advances if the servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any required advance if the master servicer fails in its obligation to do so, to the extent provided in the pooling agreement. Each servicer, the master servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans if nonrecoverable. Such reimbursements may result in Realized Losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Any certificate insurance policy, if issued, will not cover any interest shortfalls on the insured certificates attributable to application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep, with respect to each mortgage loan (other than a loan secured by a condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

The servicers, on behalf of the trust fund, the certificate insurer, if any, and the certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

Each servicer will take such action as it deems to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in each servicing agreement, the servicers will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to certificateholders that exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

Collection of Taxes, Assessments and Similar Items

Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and each servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

Each servicing agreement provides that each year during which the related servicer services any of the mortgage loans, that servicer will cause a firm of independent accountants to furnish a statement to the master servicer or the trustee, as applicable, to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the mortgage loans serviced by that servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the applicable servicing agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

Credit Risk Manager

If a credit risk manager has been appointed for the related series, the credit risk manager will monitor and make recommendations to the servicer or servicers, as applicable, regarding certain delinquent and defaulted mortgage loans. The credit risk manager will rely on mortgage loan data that is provided to it by the servicers and any master servicer in performing its advisory and monitoring functions.

The credit risk manager will be paid a monthly fee from amounts on deposit in the distribution account and is calculated at the credit risk manager fee rate specified in the related terms sheet.

Servicer Default

If any servicer is in default in its obligations under the related servicing agreement (and such default is not cured within any applicable grace period provided for in that servicing agreement), the master servicer or the trustee, as applicable, will terminate the defaulting servicer and either appoint a successor servicer in accordance with the related servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the applicable servicing agreement and the pooling agreement.

No assurance can be given that termination of the rights and obligations of a servicer under the related servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

Servicing and Administration of the Trust Fund

Servicing and Administrative Responsibilities

Each servicer, the trustee, each custodian and if any, the master servicer and the securities administrator, will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:

Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

•  collecting monthly remittances of principal and interest on the mortgage loans from the borrowers, depositing such amounts into the related servicing account and delivering all amounts on deposit in the related servicing account to the trustee or the securities administrator for deposit into the distribution account on the related remittance date;

•  collecting amounts in respect of taxes and insurance from the borrowers, depositing such amounts in the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•  making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the related servicing fee or, if applicable, related subservicing fee), except to the extent the related servicer determines such advance is nonrecoverable;

•  paying, as servicing advances, customary costs and expenses incurred in the performance by each servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the related servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the trustee or the securities administrator, as applicable.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling agreement, including but not limited to:

•  if a master servicer has been appointed, upon the termination of the master servicer, appointing a successor master servicer, and until a successor master servicer is appointed, acting as successor master servicer.

• enforcing the obligations of each of the master servicer and the securities administrator under the pooling agreement;
• examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the pooling agreement; and
• upon the termination of a custodian, appointing a successor custodian.

In addition, if no master servicer or securities administrator has been appointed for the related trust fund, then the trustee will also perform the responsibilities and duties of the master servicer and the securities administrator, as set forth under “Master Servicer” and “Securities Administrator” immediately below.

Party:	Responsibilities:

Master Servicer
If a master servicer has been appointed for the trust fund, the master servicer will be responsible for performing the master servicing functions in accordance with the provisions of the pooling agreement, including but not limited to:

• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement and the related mortgage loan purchase agreement;
• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• reviewing and reconciling remittance reports containing loan-level information prepared by the servicers (“Remittance Reports”).

Securities Administrator
If a securities administrator has been appointed for the trust fund, the securities administrator will be responsible for performing the securities administrator functions in accordance with the provisions of the pooling agreement, including but not limited to:

• making monthly distributions to certificateholders from the distribution account on each distribution date;

•  establishing and receiving amounts from the certificate insurer, if any, for the Policy Account (as defined below), and transferring appropriate amounts from that account to the distribution account for distribution to the insured certificates;

•  establishing and receiving amounts from the interest rate cap provider, if any, for the Cap Account (as defined below), and transferring appropriate amounts from that account to the distribution account for distribution to the certificates covered by such interest rate cap agreement;

•  establishing and distributing amounts from the Swap Account (as defined below) to the Certificateholders and the Swap Provider, in accordance with the priorities described under the related terms sheet;

• if applicable, establishing the Final Maturity Reserve Account (as defined below), and transferring appropriate amounts from the distribution account to that account;

•  making available to the trustee, each certificateholder, the certificate insurer, if any, the sponsor, the master servicer and each rating agency, statements based on Remittance Reports received from the master servicer;

•  with respect to any certificate insurance policy, establishing and maintaining a certificate insurance policy account (the “Policy Account”) into which the securities administrator will deposit amounts received by it from the certificate insurance policy and payable to the insured certificates;

•  with respect to any interest rate cap agreements, establishing and maintaining an interest rate cap account (the “Cap Account”) into which the securities administrator will deposit amounts received by it from the interest rate cap provider and payable to the certificates covered by such interest rate cap agreement;

•  with respect to any interest rate swap agreements, establishing and maintaining a swap account (the “Swap Account”) into which the securities administrator will deposit any net swap payments received by it;

•  with respect to any final maturity reserve trust, establishing and maintaining a final maturity reserve account (the “Final Maturity Reserve Account”) into which the securities administrator will deposit amounts as determined under the pooling agreement;

Party:	Responsibilities:

• preparing and distributing annual investor reports summarizing aggregate distributions to holders necessary to enable holders of certificates to prepare their tax returns;
• preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund; and
• preparing and filing periodic reports with the Commission on behalf of the trust fund with respect to the certificates.

Custodians	Performing the custodial functions in accordance with the provisions of the related custodial agreement, including but not limited to:
• holding and maintaining the related mortgage files in a fireproof facility intended for the safekeeping of mortgage loan files as agent for the trustee.

Credit Risk Manager
If a credit risk manager has been appointed for the trust fund, the credit risk manager will be responsible for performing the credit risk manager functions in accordance with the provisions of the pooling agreement and under the credit risk management agreement with each servicer, including but not limited to:

• monitoring and/or making recommendations to each servicer regarding certain delinquent and defaulted mortgage loans.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the holders of certificates, be invested in the trust accounts, which are accounts established in the name of the trustee or the securities administrator. Funds on deposit in the trust accounts may be invested in permitted investments by the party responsible for such trust account. The trust accounts will be established by the applicable parties listed below, and any investment income earned on each trust account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:

Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.
Distribution Account	Securities Administrator or Trustee	Any investment earnings will be paid as compensation to the securities administrator or trustee, as applicable, and will not be available for distribution to the holders of any certificates.
Basis Risk Reserve Fund	Securities Administrator or Trustee
Any investment earnings will remain in the Basis Risk Reserve Fund and will be for the benefit of, and be available for distribution to, the holder(s) of certain classes of certificates that are entitled to reimbursements for basis risk shortfalls.

Policy Account	Securities Administrator or Trustee
If there is a certificate insurance policy, amounts on deposit in the Policy Account will not be invested and will not be held in an interest-bearing account; therefore, the Policy Account will not produce any investment income and no investment income will be available for retention or distribution.

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Cap Account	Securities Administrator or Trustee
If there are any interest rate cap agreements, amounts on deposit in the Cap Account will not be invested and will not be held in an interest-bearing account; therefore, the Cap Account will not produce any investment income and no investment income will be available for retention or distribution.

Swap Account	Securities Administrator or Trustee
If there are any interest rate swap agreements, amounts on deposit in the Swap Account will not be invested and will not be held in an interest-bearing account; therefore, the Swap Account will not produce any investment income and no investment income will be available for retention or distribution.

Pre-Funding Account	Securities Administrator or Trustee
If there is a pre-funding account, investment earnings will be paid to the seller and will not be available for distribution to the holders of any certificates or for acquisition of any subsequent mortgage loans.

Capitalized Interest Account	Securities Administrator or Trustee
If there is a capitalized interest account, investment earnings will be paid to the seller and will not be available for distribution to the holders of any certificates or for acquisition of any subsequent mortgage loans.

Final Maturity Reserve Account	Securities Administrator or Trustee
If there is a final maturity reserve trust, any investment earnings in the Final Maturity Reserve Account will be held in an interest-bearing account and will be for distribution to the holders of the certificates specified in the pooling agreement.

If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by such responsible party out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the securities administrator or trustee for the benefit of the certificateholders and any certificate insurer acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the securities administrator or trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the securities administrator or the trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the securities administrator or the trustee or an affiliate thereof having the highest applicable rating from each rating agency rating the certificates; and

(vii) if previously confirmed in writing to the securities administrator or the trustee, as applicable, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement and each custodial agreement will each provide that in March of each year, beginning March 2007, the related servicer and the related custodian, respectively, will provide to the master servicer, the securities administrator or the trustee, the certificate insurer, if any, and the depositor a report on an assessment of compliance with the AB Servicing Criteria. The pooling agreement will provide that in March of each year, beginning March 2007, the master servicer, if any, and the credit risk manager, if any, will provide to the securities administrator, the trustee, if applicable, the depositor and the certificate insurer, if any, a report on an assessment of compliance with the AB Servicing Criteria. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, the securities administrator or the trustee, the certificate insurer, if any, and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

Each servicing agreement will also provide for delivery to the depositor and the securities administrator or the trustee in March of each year, beginning March 2007, a separate annual statement of compliance from the related servicer to the effect that, to the best knowledge of the signing officer, that servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance filed by the securities administrator or the trustee, as applicable, may be obtained on the securities administrator’s or the trustee’s website, as applicable. These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, each servicer, the master servicer, if any, the lender paid mortgage insurance providers, the trustee, the securities administrator, if any, the certificate insurer, if any, the interest rate cap providers, if any, the credit risk manager, if any, and each custodian will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	monthly
For each mortgage loan, the applicable “servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the related servicing fee rate.

The applicable “servicing fee rate” for loans serviced by each servicer is specified in the related terms sheet.

If specified in the related terms sheet, a servicer may act as a subservicer for some or all of the mortgage loans, and will receive the applicable “subservicing fee” described in the related terms sheet.

The subservicing fee will not be an obligation of the trust fund, but will be paid out of the servicing fee.

Withdrawn from the related servicing account in respect of each mortgage loan, before distribution of any amounts to certificateholders.
Trustee	monthly
(A) If a master servicer and securities administrator have not been appointed for the related trust fund, the trustee will receive as compensation for its services (1) certain investment earnings on amounts on deposit in the distribution account and/or (2) the “trustee fee,” which is a monthly fee out of interest collections received from each mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the trustee fee rate. Any “trustee fee rate” is specified in the related terms sheet.

(A) Withdrawn by the trustee from the distribution account before distributions of any amounts to certificateholders.

(B) If a master servicer and securities administrator have been appointed for the related trust fund, the trustee will receive certain compensation paid separately by the master servicer and which will not be obligations of the trust fund.

(B) Paid separately by the master servicer or the securities administrator.
Custodians	monthly
Unless specified in the related terms sheet, each custodian will receive certain compensation paid separately by the master servicer or the trustee and which will not be an obligation of the trust fund.

Paid separately by the master servicer, the securities administrator or the trustee.
Master Servicer	monthly
If a master servicer has been appointed for the related trust fund, for each mortgage loan, the “master servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the master servicing fee rate.

The “master servicing fee rate” is specified in the related terms sheet.

Withdrawn by the securities administrator or the trustee, as applicable, from the distribution account and paid to the master servicer before distributions of any amounts to certificateholders.
Securities Administrator	monthly
Unless specified in the related terms sheet, if a securities administrator has been appointed for the related trust fund, the securities administrator will receive as compensation for its services certain amounts paid by the master servicer from the master servicer’s compensation pursuant to a separate agreement.

Paid separately by the master servicer.

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Lender Paid Mortgage Insurance Providers	monthly
For any mortgage loan covered by a lender paid mortgage insurance policy, the product of the outstanding scheduled principal balance of the related mortgage loan and the related lender paid mortgage insurance fee rate.

Payable out of funds on deposit in the servicing account before distribution of any amounts to certificateholders.
Certificate Insurer	monthly
The certificate insurer, if any, will receive as compensation for its services a premium on each distribution date equal to certain percentage of the outstanding aggregate principal balance of the insured certificates, as specified in the related terms sheet.

Withdrawn from the distribution account in respect of each mortgage loan, before distribution of any amounts to certificateholders.
Interest Rate Cap Provider	monthly
Unless otherwise specified in the related terms sheet, any interest rate cap provider will generally receive certain compensation paid separately by the sponsor or seller and will not be an obligation of the related trust fund.

Paid separately by the sponsor or seller.
Credit Risk Manager	monthly
If a credit risk manager has been appointed for the related trust fund, the “credit risk manager fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the credit risk manager fee rate.

The “credit risk manager fee rate” is specified in the related terms sheet.

Withdrawn from the distribution account in respect of each mortgage loan, before distribution of any amounts to certificateholders.

The servicing fees, or a portion thereof, are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” Each servicer, the master servicer, if any, the securities administrator, if any, the trustee, the credit risk manager, if any, and each custodian will each be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

None of the servicing fees set forth in the table above may be changed without amendment of the applicable servicing agreement, and generally none of the other fees set forth in the table above may be changed without amendment of the pooling agreement.

The Pooling Agreement

General

The certificates will be issued pursuant to a pooling agreement dated as of the cut-off date, among the depositor, the seller, the trustee and if applicable, the master servicer, the securities administrator and the credit risk manager, if any.

The Issuing Entity

On the closing date, and until the termination of the trust fund pursuant to the pooling agreement, the “Issuing Entity” will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the pooling agreement by the depositor and its assets will consist of:

•	all of the depositor’s right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

•	all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement;

•
the rights to enforce the representations and warranties made by the originators with respect to the mortgage loans under the related underlying purchase agreement and/or the related reconstitution agreement, if any;

•	the rights of the depositor under each servicing agreement (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement);

•
the irrevocable and unconditional financial guaranty insurance policy, if any (the “Policy”), for the benefit of the holders of the insured certificates, pursuant to which the certificate insurer, if any, will guarantee certain distributions to holders of the insured certificates;

•	the rights of the trustee under any interest rate cap agreements or interest rate swap agreements; and

•	certain other assets of the trust fund, including rights to amounts in the distribution account and the Basis Risk Reserve Fund, as described herein.

On the closing date, the trustee or the securities administrator will establish the basis risk reserve fund, which will be an asset of the trust fund. The Issuing Entity will not have any liabilities as of the closing date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The trustee, the securities administrator, the depositor, each servicer, the master servicer and each custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the pooling agreement, the mortgage loan purchase agreement and each servicing agreement. See “The Master Servicer and the Securities Administrator,” “The Servicers,” “Servicing of the Mortgage Loans,” “Administration of the Trust Fund” and “The Pooling Agreement” in this terms sheet supplement.

The trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the pooling agreement. Under the pooling agreement, the trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the pooling agreement, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling agreement by holders of certificates and the other parties thereto as described under “The Pooling Agreement—Amendment” in this terms sheet supplement.

If the assets of the trust fund are insufficient to pay the holders of certificates all principal and interest owed, holders of some or all classes of holders of certificates will not receive all of their expected distributions of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this terms sheet supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or an originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust fund all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the cut-off date. Concurrently with the transfer, upon order of the depositor, the trustee will deliver the certificates to the depositor. Each mortgage loan transferred to the trust fund will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling agreement. The mortgage loan schedule will include the Stated Principal Balance of each mortgage loan as of the cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans. Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the custodian, which will hold the mortgage notes on behalf of the trustee.

Delivery of Mortgage Loan Files. The pooling agreement will require that, upon certain conditions and within the time period specified in the pooling agreement the seller will deliver to the trustee (or the custodian, as the trustee’s agent for that purpose) the mortgage notes evidencing the mortgage loans endorsed in blank or to the trustee on behalf of the certificateholders, together with the other related documents received by the seller from each originator pursuant to the terms of the related underlying purchase agreement. In lieu of delivery of an original mortgage, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the closing date, the custodian on behalf of the trustee will review the mortgage loans and the related documents pursuant to the pooling agreement. Pursuant to the terms of each underlying purchase agreement, if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the related originator by the trustee (or the custodian, as the trustee’s agent for that purpose), that originator will be obligated to repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the related originator’s obligation to purchase the defective loan arises. The obligation of an originator to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders or the certificate insurer, if any, in a mortgage loan and the related documents, the seller or the related originator, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure. With respect to the applicable originator, if such breach is not cured within the 90-day period, that originator will be obligated to repurchase such mortgage loan under the same terms and conditions as set forth above for the purchase of defective loans as a result of deficient documentation. With respect to the seller, if such breach is not cured within the 90-day period, the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus the amount of any unreimbursed servicing-related advances, plus, in the event that the defective loan is repurchased by the seller due to a breach of any representation and warranty relating to predatory and abusive lending laws, any costs and damages incurred by the trust fund in connection with a violation of a predatory or abusive lending law with respect to such defective loan.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a mortgage loan (the “affected loan”), the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single affected loan, an aggregate principal balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the affected loan and uses the same index as the affected loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the affected loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the affected loan;

•	the substituted loan is of the same or better credit quality as the affected loan; and

•	the substituted loan satisfies certain other conditions specified in the pooling agreement.

In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the affected loan arises, a substitution adjustment amount equal to the excess of the principal balance of the affected loan over the principal balance of the eligible substitute mortgage loan.

We can make no assurance that the seller or any originator will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Representations and Warranties

Pursuant to the underlying purchase agreements and the related reconstitution agreements, each originator has made to the seller, as direct purchaser or assignee, as of the date the mortgage loans were sold to the seller (the “Original Sale Date”), and the seller has assigned to the depositor as of the closing date, certain representations and warranties concerning the mortgage loans that generally include the following:

(a) The information contained in the mortgage loan schedule is complete, true and correct;

(b) All payments required to be made up to, and excluding, the related cut-off date for such mortgage loan under the terms of the mortgage note have been made; the seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to the mortgage, directly or indirectly, for the payment of any amount required by the mortgage loan;

(c) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property;

(d) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the depositor, and which have been delivered to the depositor or the custodian. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage file and the terms of which are reflected in the mortgage loan schedule;

(e) The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(f) All buildings upon the mortgaged property are insured by an insurer acceptable to either Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of either Fannie Mae or Freddie Mac;

(g) Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loan have been complied with;

(h) The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i) The mortgage (including any negative amortization that may arise thereunder, with respect to a negative amortization mortgage loan) is a valid, existing and enforceable first or second lien (as applicable) on the mortgaged property, including all improvements on the mortgaged property subject only to (a) the lien of current real property taxes and assessments not yet due and payable and, in the case of any second lien only, subject also to the first lien on the mortgaged property, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the related originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the mortgage loan establishes and creates a valid, existing and enforceable first or second lien, as applicable, and first or second priority, as applicable, security interest on the property described therein. In the case of any first lien mortgage loan only, the mortgaged property was not, as of the date of origination of the mortgage loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the mortgage;

(j) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;

(k) The seller has good and marketable title to the mortgage loan and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan;

(l) The mortgage loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

(m) There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration;

(n) To the best of the seller’s knowledge after reasonable inquiry and investigation, there are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property which are or may be liens prior to, or equal or coordinate with, the lien of the related mortgage;

(o) The mortgage loan was originated by the seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. With respect to each negative amortization mortgage loan, the related mortgage note requires a monthly payment that is sufficient during the period following each payment adjustment date, to fully amortize the outstanding principal balance as of the first day of such period (including any negative amortization) over the then remaining term of such mortgage note and to pay interest at the related mortgage interest rate; provided, that the monthly payment will not increase to an amount that exceeds 107.5% of the amount of the monthly payment that was due immediately prior to the payment adjustment date; provided, further, that the payment adjustment cap will not be applicable with respect to the adjustment made to the monthly payment that occurs in a year in which the mortgage loan has been outstanding for a multiple of five years and in any such year the monthly payment will be adjusted to fully amortize the mortgage loan over the remaining term;

(p) The origination and collection practices used by each originator with respect to each related mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business;

(q) To the best of the seller’s knowledge, after reasonable inquiry and investigation, the mortgaged property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(r) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby and there is no homestead or other exemption available to the mortgagor that would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage;

(s) The mortgage loan was underwritten generally in accordance with the related originator’s underwriting standards in effect at the time the mortgage loan was originated or acquired and the underwriting guidelines described in the related purchase price and terms letter;

(t) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above;

(u) No mortgage loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions that may constitute a “buydown” provision. The mortgage loan is not a graduated payment mortgage loan and the mortgage loan does not have a shared appreciation or other contingent interest feature;

(v) With respect to an adjustable rate mortgage loan, the mortgagor has received all disclosure materials required by applicable law with respect to the making of an adjustable rate mortgage loan and rescission materials with respect to refinanced mortgage loans;

(w) No fraud was committed by any originator in connection with the origination or servicing of the mortgage loan and to the best of seller’s knowledge, no fraud was committed with respect to the mortgage loan on the part of the mortgagor or any other person involved in the origination of the mortgage loan;

(x) No mortgage loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan under any federal, state or local law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans;

(y) None of the proceeds of the mortgage loan were used to finance the purchase of single premium credit life or disability insurance policies or any comparable insurance;

(z) No mortgage loan has a balloon payment feature;

(aa) Each prepayment penalty is permissible and enforceable in accordance with its terms under applicable state law, except if the enforceability of that prepayment penalty is limited due to acceleration in connection with a foreclosure or other involuntary payment; and

(bb) No mortgage loan is a convertible mortgage loan.

Payments on Mortgage Loans; Deposits to Distribution Account

Distribution Account. The trustee, or if a securities administrator has been appointed for the related trust fund, the securities administrator, will establish and maintain a separate distribution account for the benefit of the certificate insurer, if any, and the holders of the certificates and if applicable, the trustee. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this terms sheet supplement at the time any amounts are held on deposit in the account; or

•
an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the trustee and to each rating agency named in this terms sheet supplement, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the certificate account is maintained; or

•
a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this terms sheet supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

Upon receipt by the trustee or the securities administrator, as applicable, of amounts in respect of the mortgage loans (excluding amounts representing the applicable servicing fee, the trustee fee, if any, the master servicing fee, if any, the reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the trustee or the master servicer, as applicable, will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depository institution with which it is held, or may be invested in certain eligible investments specified in the pooling agreement maturing no later than one business day prior to (or, in respect of an eligible investment that is an obligation of the trustee or the securities administrator, as applicable, on) the related distribution date.

Servicing Fees and Other Compensation

Trust fund expense fees are payable out of the interest payments on each mortgage loan. Trust fund expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will be equal to the sum of the applicable servicing fee rate, the master servicing fee rate, if any, the trustee fee rate, if any, the custodial fee rate, if any, the credit risk manager fee rate, if any, and the rate at which the premiums with respect to any lender paid mortgage insurance policies are calculated.

The Trustee

An entity will be appointed to serve as trustee of the mortgage loans for the trust fund (referred to as the “trustee”). The trustee will be entitled to the compensation set forth under “Fees and Expenses of the Trust Fund.” The trustee will also be entitled to be reimbursed by the trust fund for certain expenses and indemnified for certain costs and liabilities in connection with the performance of its duties under the pooling agreement.

If a securities administrator and a master servicer have not been appointed for the related trust fund, the trustee will perform certain administrative duties with respect to the certificates, including acting as paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling agreement, if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee or its property, or if the credit rating of the trustee falls below certain levels. Upon such resignation or removal of the trustee, the depositor will be entitled to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Securities Administrator

If a securities administrator has been appointed for the related trust fund under the pooling agreement (referred to in such capacity as the “securities administrator”), the securities administrator will perform certain administrative duties with respect to the certificates, on behalf of the trustee, including acting as paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders. Any securities administrator will be compensated by the master servicer for its services rendered under the pooling agreement. Any securities administrator will also be entitled to be reimbursed by the trust fund for certain expenses and indemnified for certain costs and liabilities in connection with the performance of its duties under the pooling agreement, any interest rate cap agreements or any interest rate swap agreements. The securities administrator may resign at any time, in which event the trustee will be obligated to appoint a successor securities administrator. The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust fund. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Custody of the Mortgage Files; Custodians

The servicers will generally not have responsibility for custody of the mortgage loan documents described under “—Assignment of Mortgage Loans” above. These documents are generally required to be delivered to the applicable custodian (one of which may be the trustee). Each custodian will hold the mortgage loan documents on behalf of the trustee pursuant to a custodial agreement between the related custodian and the trustee. The mortgage loan documents related to a mortgage loan will be held together in an individual file separate from other mortgage loan files held by each custodian. Each custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

Each custodian will be entitled to its compensation as set forth under “Fees and Expenses of the Trust Fund.”

Pre-Funding and Conveyance of Subsequent Mortgage Loans

If specified in the related terms sheet, an amount may be deposited in a pre-funding account (the “pre-funding amount”) established and maintained by the securities administrator or the trustee, as applicable, on behalf of the certificateholders. Any investment income earned from amounts in the pre-funding account will be paid to the seller, and will not be available for distributions on the certificates or for acquisition of subsequent mortgage loans. During the period from the closing date until the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $100,000 or (ii) the date specified in the related terms sheet (the “pre-funding period”), the depositor is expected to purchase mortgage loans (each, a “subsequent mortgage loan”) from the seller and sell such subsequent mortgage loans to the issuing entity. The maximum aggregate principal balance of subsequent mortgage loans to be transferred to the issuing entity, including the maximum balances with respect to each loan group, for a multi-group series, will be specified in the related terms sheet. The purchase price for each subsequent mortgage loan will be equal to its principal balance and will be paid from the pre-funding amount, allocated in the case of any multi-group series to the related loan group. Accordingly, the purchase of subsequent mortgage loans will decrease the pre-funding amount and increase the aggregate Stated Principal Balance of the mortgage loans. The characteristics of the mortgage loans held by the issuing entity will vary upon the acquisition of subsequent mortgage loans.

The obligation of the issuing entity to purchase subsequent mortgage loans during the pre-funding period will be subject to the requirements specified in the related terms sheet. There will be no independent verification of whether the seller has selected the subsequent mortgage loans pursuant to the subsequent mortgage loan criteria.

The addition of any subsequent mortgage loans to the related trust fund as described above will be disclosed in the issuing entity’s periodic distribution reports on Form 10-D, which are prepared and filed by the securities administrator or the trustee, as applicable. In the event that at the end of the pre-funding period there are any remaining amounts on deposit in the pre-funding account with respect to a loan group, the remaining pre-funding amount will be added to available funds for the related distribution date and certificateholders will receive such remaining pre-funding amount as a principal prepayment. In the case of any multi-group series, the amount distributed from the pre-funding account for the related loan group will be distributed to the certificates for the related group. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered certificates due to a lack of subsequent mortgage loans.

Following the purchase of subsequent mortgage loans by the issuing entity, the mortgage pool (and each loan group, if a multi-group series) will be expected to have the approximate characteristics specified in the prospectus supplement.

If specified in the related terms sheet, the securities administrator or the trustee, as applicable, on behalf of the certificateholders, may establish the capitalized interest account, which will be funded on the closing date by the seller. Amounts in the capitalized interest account will be applied by the securities administrator or the trustee, as applicable, to pay interest on that portion of the certificates supported by the pre-funding amount. On the distribution date after the end of the pre-funding period, any remaining funds in the capitalized interest account will be distributed to the seller and the account will be terminated.

The pre-funding account and the capitalized interest account will each be an eligible account. Amounts on deposit in the pre-funding account will be invested in eligible investments at the direction of the seller, as described in the pooling agreement; such eligible investments are required to mature no later than the business day before a subsequent transfer date and, in any case no later than the end of the pre-funding period. Amounts on deposit in the capitalized interest account will be invested in eligible investments at the direction of the seller, as described in the pooling agreement; such eligible investments are required to mature no later than one business day prior to (or, in respect of an eligible investment that is an obligation of the trustee or the securities administrator, as applicable, on) the related distribution date. All interest and any other investment earnings on amounts on deposit in the pre-funding account and the capitalized interest account will be paid to the seller on the distribution date after the end of the pre-funding period.

Voting Rights

Voting rights will be allocated as specified in the pooling agreement.

The voting rights, if any, allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class. However, any certificate registered in the name of any servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

If a Policy has been issued with respect to any insured certificates, for so long as there does not exist a failure by the certificate insurer to make a required payment under the Policy (such event, a “certificate insurer default”), the certificate insurer will have the right to exercise all rights, including voting rights, of the holders of the insured certificates under the pooling agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the certificate insurer except as provided in the pooling agreement. In addition, to the extent of unreimbursed payments under the Policy, the certificate insurer will be subrogated to the rights of the holders of the insured certificates to which such insured amounts were paid. In connection with each insured amount paid on an insured certificates, the securities administrator or the trustee as attorney-in-fact for the holder thereof will be required to assign to the certificate insurer the rights of such holder with respect to the insured certificates to the extent of such insured amount.

Amendment

The pooling agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under “Operative Agreements—Amendment” in the prospectus. In addition, the pooling agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

•
reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

•
affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66⅔%; or

•
reduce the aforesaid percentages of the aggregate outstanding principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Notwithstanding the foregoing, if a Policy is issued with respect to any insured certificates, the certificate insurer’s written consent will be required for any amendment that adversely affects in any respect the rights and interest of the certificate insurer or of holders of the insured certificates (without regard to the Policy).

Optional Termination of the Trust Fund

On any distribution date following the date on which the aggregate Stated Principal Balance of the mortgage loans is equal to or less than the percentage specified in the related terms sheet of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, if the trust fund has only one servicer, the servicer, and otherwise the master servicer, will have the right to purchase all of the mortgage loans and REO properties remaining in the trust fund. We refer to the date on which this option may be exercised as the “optional termination date” of the trust fund. In the event that the option is exercised, the repurchase will be made at a price generally equal to the sum of:

(1)
the greater of (x) the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of each REO property and (y) the fair market value of the mortgage loans and REO properties;

(2)	accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid;

(3)
the amount of any unreimbursed servicing-related advances made by the servicer or any master servicer and any unpaid servicing fees and master servicing fees, as applicable, in respect of the mortgage loans; and

(4)	any Basis Risk Shortfalls then remaining unpaid or which is due to the exercise of the option;

provided, however, the option to purchase the assets of the trust fund will only be exercised if the termination price is sufficient to result in the payment of all interest accrued on and amounts necessary to retire the class principal balances of the NIM Securities, if any, and any amounts owed to the NIMS Insurer.

If the determination of the fair market value of the mortgage loans and REO property is required to be made as provided in clause (1)(y) above, (i) such determination will be based on an appraisal of the value of the mortgage loans and the REO properties conducted by an independent appraiser mutually agreed upon by (A) the servicer or the master servicer, as applicable, (B) the holders of a majority of the percentage interest in the Class C Certificates (if the related trust fund is an Overcollateralization Series) or the Class A-R-II Certificates (if the related trust fund is a Non-Overcollateralization Series) and (C) the securities administrator or the trustee, as applicable, (ii) such appraisal will be obtained at no expense to the trustee, the securities administrator or the servicer or the master servicer, as applicable, and (iii) notwithstanding anything to the contrary above, the trustee, any master servicer and any securities administrator may solely and conclusively rely on, and will be protected in relying on, such appraisal. To extent the fair market value determined in clause (1)(y) above exceeds the amount determined in clause (1)(x) above, such excess will be distributed to the holders of the Class C Certificates (if the related trust fund is an Overcollateralization Series), to the holders of the Class A-R-II Certificates (if the related trust fund is a Non-Overcollateralization Series) or to a third party specified in the pooling agreement, by the trustee or the securities administrator, as applicable. All other proceeds from the termination will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling agreement. No such purchase by the servicer or the master servicer, as applicable, will be permitted without the consent of the certificate insurer, if any, if a draw on any Policy will be made or if any amounts due to the certificate insurer, if any, would remain unreimbursed on the final distribution date.

Any repurchase of the mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding certificates.

Events of Default

An event of default with respect to a servicer or any master servicer will consist, among other things, of:

•
any failure by that servicer or master servicer, as applicable, to make an advance and any other failure by that servicer to deposit in the related servicing account or by the master servicer to deposit in the distribution account the amounts required to be deposited by it which continues unremedied for one business day following written notice to that servicer or master servicer, as applicable; or

•
any failure by the servicer or master servicer, as applicable to observe or perform in any material respect any other of its covenants or agreements in the related servicing agreement or pooling agreement, as applicable, which continues unremedied for 60 days after the date on which written notice of the failure is given to that servicer or master servicer, as applicable; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of that servicer or master servicer, as applicable, indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the related servicing agreement or pooling agreement remains unremedied, the trustee may (and, pursuant to the related servicing agreement or pooling agreement, as applicable, if so directed by holders of certificates evidencing not less than 51% of the voting rights, must) terminate all of the rights and obligations of the related servicer or master servicer, as applicable, in its capacity as servicer or master servicer of the mortgage loans, as provided in the related servicing agreement or pooling agreement, as applicable. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the servicer or master servicer under the related servicing agreement or pooling agreement, as applicable, including the obligation to make advances.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling agreement to institute any proceeding with respect to the termination of a servicer or the master servicer, unless the holder previously has given to the trustee written notice of the servicer’s or master servicer’s, as applicable, default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling agreement. When particular provisions or terms used in the pooling agreement are referred to, the provisions or terms are as specified in the pooling agreement.

The Issuing Entity will issue various classes of senior certificates and subordinate certificates.

Only the senior certificates and the subordinate certificates with an investment grade rating are offered pursuant to the registration statement. The trust fund may also issue Class P, Class C (with respect to any Overcollateralization Series), Class A-R-II (with respect to any Non-Overcollateralization Series), Class ES and residual certificates which are not offered pursuant to the registration statement.

The classes of offered certificates will have the respective initial class principal balances or class notional balance set forth in the related terms sheet. The initial class principal balances and class notional balance of the certificates may vary in the aggregate by plus or minus 10%.  On any date subsequent to the closing date, the class principal balance of a class of certificates will be equal to its initial class principal balance, and in the case of any certificates relating to a mortgage group containing negative amortization mortgage loans, as increased by any amounts of net deferred interest allocated to such class as described under “—Interest” below, and reduced by all amounts actually distributed as principal of that class, all Realized Losses applied in reduction of principal of that class on all prior distribution dates, and any amounts allocated to any class of subordinate certificates in reduction of its class principal balance if the aggregate class principal balances of all classes of certificates following all distributions and the allocations of Realized Losses on that distribution date exceeds the Pool Balance as of the first day of the month of that Distribution Date, as described below under “—Allocation of Losses;” provided, however, that on any distribution date, the class principal balance of a class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the class principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the class principal balance of each class of senior certificates with respect to which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and (b) second, the class principal balance of each class of subordinate certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and not previously reimbursed.

The classes of offered certificates will have the respective pass-through rates described in the related terms sheet.

The offered certificates will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. Generally, the offered certificates will be issued in minimum dollar denominations of $25,000 (or, with respect to any interest-only certificates, minimum denominations in notional balance of $100,000) and integral multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000.

Distributions on the offered certificates will be made either by the trustee, as paying agent, or if a securities administrator has been appointed for the related trust fund, by the securities administrator as paying agent for the trustee, on each distribution date, beginning in the month specified in the related terms sheet, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the certificates will be either the last business day preceding that distribution date (or the closing date, in the case of the first distribution date), or the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration and Definitive Certificates

The offered certificates initially will be book-entry certificates. Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed “certificate owners” and will hold their certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry certificates will be issued in the form of one or more global certificates that equal the class principal balance or class notional balance, as applicable, of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry certificates in minimum denominations of $25,000, provided, that, such certificates must be purchased in minimum total investments of at least $100,000. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of book-entry certificates will not be “Certificateholders” as that term is used in the pooling agreement. Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose. In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee, or the securities administrator as paying agent for the trustee, through DTC and DTC participants. So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC

•	make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

•	receive and transmit distributions of principal of, and interest on, the book-entry certificates.

Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC’s rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates—Non-U.S. Persons,” “—Information Reporting and Backup Withholding” and “—New Withholding Regulations” in the prospectus.

Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the relevant European depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC’s rules as in effect from time to time.

Clearstream Banking Luxembourg, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. Clearstream is a subsidiary of Clearstream International, société anonyme (“Clearstream International”), which was formed in March 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG. In July 2002, Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque Central du Luxembourg (Luxembourg Central Bank) and the Commission de Surveillance du Secteur Financier (Luxembourg Commission for the Supervision of the Financial Sector), which supervise Luxembourg banks.

Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the trustee, or the securities administrator, as paying agent for the trustee, to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, because such payments will be forwarded by the trustee, or the securities administrator, as paying agent for the trustee, to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates— Non-U.S. Persons” and “—Information Reporting and Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market because certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC’s rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates that conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if

•
DTC or the depositor advises the trustee, or the securities administrator, as paying agent for the trustee, in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; or

•	the depositor, with the consent of the applicable DTC participants, elects, in writing, to terminate the book entry system through DTC; or

•
after the occurrence of an event of default under the pooling agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee, or the securities administrator as paying agent for the trustee, will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee or the securities administrator, as applicable, will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as “Certificateholders” under the pooling agreement. The definitive certificates will be transferable and exchangeable at the offices of the trustee, or the securities administrator as certificate registrar, from time to time for these purposes. The trustee, or the securities administrator as certificate registrar, will designate its offices for such purposes in the related prospectus.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

None of the depositor, any master servicer, any servicer, any underwriter, the seller, any securities administrator, any certificate insurer or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or transfer thereof.

According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Priority of Distributions on the Certificates

On each distribution date distribution of Available Funds will be made in the order of priority set forth in the related terms sheet.

Interest

Calculation of Interest. On each distribution date, each class of certificates (other than any classes of principal-only certificates) will be entitled to receive, to the extent of funds available, an amount allocable to interest as set forth in the related terms sheet.

“Negative amortization mortgage loans” are mortgage loans that may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest. With respect to each negative amortization mortgage loan and each related due date, “deferred interest” will be the excess, if any, of the amount of interest accrued on such negative amortization mortgage loan from the preceding due date to such due date over the portion of the monthly payment allocated to interest for such due date. Such excess may occur because the mortgage rates of the negative amortization mortgage loans adjust monthly, while the monthly payment adjusts generally no more frequently than annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

With respect to each loan group with negative amortization mortgage loans and each related due date, “net deferred interest” will be the greater of (i) the excess, if any, of the aggregate of deferred interest for that due date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period with respect to such negative amortization mortgage loans and (ii) zero.

For any distribution date, the net deferred interest on each loan group of negative amortization mortgage loans will be allocated among the related classes of certificates in an aggregate amount equal to the excess, if any, for each such class of (i) the current interest accrued at the pass-through rate for such class over (ii) the amount that would have been calculated as current interest had the pass-through rate for such class equaled the applicable adjusted cap rate for such class and for such distribution date.

On each distribution date, any amount of net deferred interest allocable to a class of certificates (other than any class of interest only certificates) relating to a loan group consisting of negative amortization mortgage loans on such distribution date will be added as principal to the outstanding class principal balance of such class of certificates. With respect to any class of interest only certificates and each distribution date, any amount of net deferred interest that is allocated to such class of certificates on such distribution date will be added as principal to the outstanding class principal balances of the related class of principal only certificates. As a result of the allocation of net deferred interest, a portion of the interest accrued on such certificates may be distributed to such certificates later than otherwise anticipated and in the case of any class of interest only certificates, will be distributable in respect of the related class of principal only certificates.

The interest accrual period for each class of certificates will be either the calendar month preceding the month of that distribution date or the period beginning with the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. Interest will accrue during the interest accrual period for each distribution date and each class of certificates either on the basis of an assumed 360-day year consisting of twelve 30-day months or on the basis of an assumed 360-day year and the actual number of days elapsed in the related interest accrual period. Any class of principal only certificates will not accrue interest.

The interest entitlement described above for each class of certificates for any distribution date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See “—Net Interest Shortfall” below.

Pass-Through Rates. The pass-through rates of the certificates (other than any class of principal-only certificates) for any distribution date will be calculated as described in the related terms sheet.

Net Interest Shortfall. The interest entitlement of each class of certificates on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the senior certificates and (b) all of the loan groups, in the case of the subordinate certificates. For each distribution date and loan group, the “net interest shortfall” will be equal to the sum of

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related loan group during the preceding calendar month exceeds the compensating interest paid out of the related servicing fee (or a portion thereof) for the related distribution date as described under “Servicing of Mortgage Loans—Prepayment Interest Shortfalls,” plus

•
the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Servicemembers Civil Relief Act, as amended and similar state and local laws (the “Relief Act”).

See“Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this terms sheet supplement.

The net interest shortfall for a loan group on any distribution date will be allocated among all classes of the related senior certificates and all classes of the subordinate certificates based on (a) in the case of the senior certificates entitled to interest, the amount of interest that the respective classes of certificates would otherwise be entitled to receive with respect to such loan group on that distribution date and (b) in the case of the subordinate certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to such loan group, in each case before taking into account any reduction in those amounts on such date due to (i) the net interest shortfall, (ii) any net deferred interest allocable to such class or component, (iii) with respect to the certain classes of certificates, the related Required Reserve Fund Deposit; provided, however, that on any distribution date after the Senior Termination Date for a loan group, net interest shortfalls for that loan group will be allocated to the classes of subordinate certificates based on the amount of interest each such class of subordinate certificates would otherwise be entitled to receive on that distribution date.

If on any distribution date Available Funds for a loan group in the distribution account applied in the order described under “—Priority of Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Basis Risk Shortfalls.

For certain classes of certificates and any distribution date, the “Basis Risk Shortfalls” for such class will equal the sum of:

(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such distribution date;

(ii)	any excess described in clause (i) above remaining unpaid from prior distribution dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Any financial guaranty insurance policy, if issued, will not cover Basis Risk Shortfalls or shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls, net deferred interest or the application of the Relief Act.

Basis Risk Reserve Fund. Pursuant to the terms of the pooling agreement, the trustee or the securities administrator will establish an account (the “Basis Risk Reserve Fund”), which will be held in trust by the trustee or the securities administrator, as applicable, on behalf of the holders of the certificates that are entitled to reimbursements for Basis Risk Shortfalls. The Basis Risk Reserve Fund will not be an asset of any REMIC. The Basis Risk Reserve Fund will be the sole source of payments to the holders of such certificates with respect to any Basis Risk Shortfalls on such certificates.

On each distribution date, the interest that would otherwise be distributable with respect to certain classes of certificates that are not entitled to reimbursements of Basis Risk Shortfalls will be deposited instead in the Basis Risk Reserve Fund to the extent of the related “Required Reserve Fund Deposit” and distributed to the classes of certificates that are entitled to reimbursements of Basis Risk Shortfalls as described in the pooling agreement.

Determination of One-Month LIBOR. If One-Month LIBOR is a Certificate Index with respect to any classes of certificates (the “LIBOR certificates”), on the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period (other than the first accrual period) the trustee or the securities administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the second LIBOR Determination Date preceding the commencement of each interest accrual period (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Reuters Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

A “LIBOR Determination Date” is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the trustee or the securities administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the trustee or the securities administrator will designate an alternative index that has performed, or that the trustee or the securities administrator expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The trustee or the securities administrator, as applicable, will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the trustee or the securities administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of LIBOR on each LIBOR Determination Date by the trustee or the securities administrator and the trustee’s or the securities administrator’s, as applicable, calculation of the pass-through rate applicable to the LIBOR certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

LIBOR for the first distribution date will be determined two business days prior to the closing date.

Determination of MTA. If MTA is a Certificate Index for any classes of certificates (the “MTA certificates”), the following will be applicable. MTA is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recent twelve months. The MTA used for each interest accrual period will be the most recent MTA figure available as of fifteen days prior to the commencement of that interest accrual period (an “MTA Determination Date”).

If MTA is no longer available, the trustee or the securities administrator will choose a new index for the MTA Certificates that is based on comparable information. When the trustee or the securities administrator chooses a new index for the MTA certificates, it will increase or decrease the related Certificate Margin by the difference between MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The related Certificate Margin will be increased by that difference if the average MTA is greater than the average replacement index and the related Certificate Margin will be decreased by that difference if the replacement index is greater than the average MTA. The trustee or the securities administrator, as applicable, will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the trustee or the securities administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund’s expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

The establishment of MTA on each MTA Determination Date by the trustee or the securities administrator and the trustee’s or the securities administrator’s, as applicable, calculation of the pass-through rate applicable to the MTA certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

MTA for the first distribution date will be determined fifteen days prior to the closing date.

The Interest Rate Cap Agreements

If so specified in the related terms sheet, on the Closing Date, the trustee or securities administrator, on behalf of the trust fund, either through a separate trust created under the pooling and servicing agreement or pursuant to a separate allocation agreement, will enter into one or more interest rate cap agreements with a interest rate cap provider. With respect to each interest rate cap agreement, the trustee or the securities administrator, as applicable, will establish an account (a “Cap Account”). The trustee or the securities administrator, as applicable, will deposit into the related Cap Account amounts received by it pursuant to the related interest rate cap agreement.

On each distribution date, payments under the related interest rate cap agreement for the related class or classes of certificates will be made based on an amount described in the related terms sheet.

Amounts received under the related interest rate cap agreement will be applied for the purposes and in the order of priority described in the related terms sheet. Such amounts will be applied to pay certain interest shortfalls on specified classes of certificates and if applicable, to the extent specified in the related terms sheet, a portion of such amounts will be applied to maintain overcollateralization and repay losses.

If so specified in the related terms sheet, the interest rate cap agreement will be an asset of a separate trust, and payments of amounts received under the interest rate cap agreement will be made from the separate trust to the trust fund to the extent required to cover certain basis risk shortfalls and, if applicable, to provide limited credit enhancement.

The Interest Rate Swap Agreements

If so specified in the related terms sheet, on the Closing Date, the trustee or securities administrator, on behalf of the trust fund, either through a separate trust created under the pooling and servicing agreement or pursuant to a separate allocation agreement, will enter into one or more interest rate swap agreements with a swap provider. With respect to each interest rate swap agreement, the trustee or the securities administrator, as applicable, will establish an account (a “Swap Account”). The trustee or the securities administrator, as applicable, will deposit into the related Swap Account any Net Swap Payment received by it pursuant to the related interest rate swap agreement or from amounts in respect of the Mortgage Loans. The interest rate swap agreement will be documented under the International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency—Cross Border) (the “ISDA Master Agreement”).

Under the interest rate swap agreement, on each Swap Payment Date (as defined below) beginning and ending on the distribution date specified in the related terms sheet, (1) the trust fund (or any applicable supplemental interest trust) will be obligated to pay to the Swap Provider the fixed amount specified in the related terms sheet and (2) the Swap Provider will be obligated to pay to the trustee or the securities administrator, as applicable the floating amount specified in the related terms sheet. On each Swap Payment Date, the “Net Swap Payment” will be the net payment required to be made either by (a) the trust fund (or any applicable supplemental interest trust) to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Swap Provider to the trust fund (or any applicable supplemental interest trust), to the extent that the floating amount exceeds the corresponding fixed amount.

Unless otherwise specified in the related terms sheet, the “Swap Payment Date” means one business day (as defined in the interest rate swap agreement) before the related distribution date beginning and ending in the respective months set forth in the related term sheet.

The respective obligations of the Swap Provider and the trust fund (or any applicable supplemental interest trust) to pay specified amounts due under the interest rate swap agreement will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default shall have occurred and be continuing with respect to the interest rate swap agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the interest rate swap agreement.

“Swap Default” means the occurrence of a Swap Event of Default, a Termination Event with respect to the interest rate swap agreement or an Additional Termination Event with respect to the interest rate swap agreement.

“Events of Default” under the interest rate swap agreement (each a “Swap Event of Default”) generally include the following standard events of default as described in Sections 5(a)(i), 5(a)(iii), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Credit Support Default” (with respect to the Swap Provider, and with respect to the Supplemental Interest Trust only if the Swap Provider has posted collateral),

•	“Bankruptcy” (other than clause (2) thereof with respect to the Trust), and

•	“Merger without Assumption” (but only with respect to the Swap Provider).

“Termination Events” under the interest rate swap agreement (each a “Termination Event”) generally consist of the following standard termination events as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the interest rate swap agreement);

•
“Tax Event” (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes due to a change in tax law); and

•
“Tax Event Upon Merger” (which generally relates to the Swap Provider making a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger).

In addition there are the “Additional Termination Events” specified in the related interest rate swap agreement, generally (a) relating to the trust fund (or any applicable supplemental interest trust), as specified in the interest rate swap agreement; (b) relating to the Swap Provider’s ratings and (c) and the Swap Provider fails, at its cost, to perform one or more actions specified in the interest rate swap agreement.

If the credit ratings of the Swap Provider are downgraded to a rating level below the applicable rating levels specified in the related terms sheet, then the Swap Provider must seek to replace itself with a substitute swap counterparty and may in certain circumstances be required to post collateral while such swap counterparty is being found. Failure to comply with the rating downgrade provisions set out in the interest rate swap agreement may constitute an Additional Termination Event in respect of the Swap Provider.

Upon any Early Termination Date, the trust fund (or any applicable supplemental interest trust) or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the interest rate swap agreement computed in accordance with the procedures set forth in the interest rate swap agreement taking into account the present value of the unpaid amounts that would have been owed by the trust fund (or any applicable supplemental interest trust) and the Swap Provider under the remaining scheduled term of the interest rate swap agreement. In the event that the trustee or the securities administrator, as applicable, on behalf of the trust fund (or any applicable supplemental interest trust), is required to make a Swap Termination Payment, that payment, along with interest thereon, if any, will generally be paid on the Swap Payment Date immediately following the relevant Early Termination Date, and on any subsequent Swap Payment Dates until paid in full, in accordance with the priorities set forth in the related terms sheet.

To the extent that a Swap Termination Payment is made by the Swap Provider to the trust fund, such specific amount may in certain circumstances be used as payment to enter into a replacement transaction(s).

Any Net Swap Payment deposited to the Swap Account by the Swap Provider will be distributed as described in the related terms sheet.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated between the related senior certificates, the subordinate certificates and the Class C Certificates, if applicable.

Principal Distribution Amount. On each distribution date, the Principal Distribution Amount with respect to each loan group, to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to the related class or classes of senior certificates in the priority specified in the related terms sheet.

Limited Cross-Collateralization in Multi-Group Series.

Cross-Collateralization Due to Rapid Prepayments in a Loan Group of a Non-Overcollateralization Series. Only with respect to any Non-Overcollateralization Series, the priority of distributions of principal prepayments (net of any deferred interest, in the case of any negative amortization mortgage loans) will change in the case where a loan group is experiencing rapid prepayments provided all the following conditions are met:

•	the aggregate class principal balance of the senior certificates and principal-only certificates related to a loan group have been reduced to zero;

•	the distribution date is prior to the Senior Credit Support Depletion Date; and

•
either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the closing date or (ii) the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate class principal balance of the subordinate certificates, is greater than or equal to 50%.

When all of these three conditions are satisfied, all principal prepayments (net of deferred interest, in the case of any negative amortization mortgage loans) received or advanced with respect to the mortgage loans in a loan group relating to the senior certificates and principal-only certificates which have been paid in full will be applied as a distribution of principal to the remaining outstanding senior certificates (other than the interest-only certificates) related to the other loan group (pro rata based on their class principal balances) rather than applied as a principal distribution to the subordinate certificates. Such principal prepayments (net of deferred interest, in the case of any negative amortization mortgage loans) would be distributed in the same priority as those senior certificates and principal-only certificates would receive other distributions of principal.

Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Group. With respect to any multi-group series, if, on any distribution date, the aggregate class principal balance of the senior certificates and principal-only component related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such senior certificates and principal-only component related to such loan group, the “undercollateralized group” and the senior certificates and principal-only component related to the other loan group, the “overcollateralized group”), then the priority of distributions described in this terms sheet supplement will be altered as follows:

The Available Funds for the overcollateralized group, to the extent remaining following distributions of interest and/or principal to the related senior certificates and components relating to such loan group, will be paid in the following priority:

•
first, up to an amount necessary to equal, for the undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized group will be distributed to the senior certificates and components related to such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

•	second, any remaining amount will be distributed as specified in the related terms sheet.

On each distribution date, for purposes of determining cross-collateralization payments due to disproportionate Realized Losses, the “accrued interest amount” for an undercollateralized group will equal one month’s interest on the applicable principal deficiency amount at the related net WAC cap, plus any shortfall of interest on the senior certificates of such undercollateralized group from prior distribution dates.

On each distribution date, the “principal deficiency amount” for an undercollateralized group will equal the excess of the aggregate class principal balance of the senior certificates and principal-only certificates related to that undercollateralized group over the aggregate principal balance of the mortgage loans in that loan group.

Final Maturity Reserve Trust

If so specified in the related terms sheet, on the Closing Date, pursuant to the pooling agreement a separate trust will be established (the “Final Maturity Reserve Trust”), the sole asset of which will be a separate account (the “Final Maturity Reserve Account”) and the funds therein. As set forth in the pooling agreement, the trustee or the securities administrator, as applicable, will deposit in the Final Maturity Reserve Account the Final Maturity Reserve Amount (as defined below) for each distribution date.

All amounts on deposit in the Final Maturity Reserve Account will be distributed to the certificateholders. It is intended that these amounts together with the other available funds will be sufficient to retire the certificates on the final scheduled distribution date, even though mortgage loans having 40-year terms to maturity may remain outstanding. Any investment earnings on amounts on deposit in the Final Maturity Reserve Account will remain in such account and will be distributed pursuant to the pooling agreement.

Allocation of Losses

On each distribution date, the principal portion of all Realized Losses with respect to the mortgage loans in any loan group will be allocated, first, only with respect to any Overcollateralization Series, to Net Monthly Excess Cashflow, second, only with respect to any Overcollateralization Series, to the Overcollateralization Amount, and third, with respect to any series, to the classes of subordinate certificates, in the reverse order of their numerical class designations (beginning with the class of subordinate certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of subordinate certificates have been reduced to zero, and then to the related class or classes of senior certificates (other than the interest-only certificates) on a pro rata basis, until their respective class principal balances have been reduced to zero; provided, however, all realized losses allocable to certain classes of senior certificates may instead be allocated to certain other classes of senior certificates, referred to herein as the senior support certificates, for so long as such senior support certificates are outstanding.

If on any distribution date the aggregate of the class principal balances of all classes of certificates following all distributions, and in the case of any certificates relating to a mortgage group containing negative amortization mortgage loans, allocations of net deferred interest (in the case of any certificates relating to a mortgage group containing negative amortization mortgage loans) and the allocation of Realized Losses on that distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, the class principal balance of the class of subordinate certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Any allocation of a realized loss to an offered certificate will be made by reducing the class principal balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such realized loss was incurred.

After realized losses have been allocated to and borne by the offered certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of subsequent recoveries). However, only with respect to any Overcollateralization Series, Allocated Realized Loss Amounts may be paid to the holders of the subordinate certificates from Net Monthly Excess Cashflow, according to the priorities set forth in the related terms sheet.

On each distribution date and with respect to any mortgage loan group, the interest portion of Realized Losses will reduce the amount available for distribution on the related distribution date to the class of subordinate certificates with the highest numerical class designation outstanding on that date and, when the subordinate certificates are reduced to zero, to the related classes of senior certificates, pro rata.

Subordination of the Subordinate Certificates

The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the class of subordinate certificates with the lowest numerical designation) to receive the distributions will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in this terms sheet supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinate certificates is intended to provide the certificateholders having higher relative distribution priority with protection against Realized Losses. Realized Losses will be allocated, first, only with respect to any Overcollateralization Series, to Net Monthly Excess Cashflow and the Overcollateralization Amount, and second, with respect to any series, to the class of subordinate certificates then outstanding with the highest numerical class designation.

Overcollateralization

With respect to any Overcollateralization Series, the weighted average net mortgage rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the certificates and the amount needed to pay certain fees and expenses of the trust. As a result, interest collections on the mortgage loans are expected to exceed the amount of interest distributable to the holders of the certificates and the fees and expenses payable by the trust. The pooling and each servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be distributed as specified in the related terms sheet.

Reports to Certificateholders

On each distribution date, the securities administrator, or if no securities administrator has been appointed for the related trust fund, the trustee, will make available to each holder of a certificate, the certificate insurer, if any, and each rating agency a statement (based on information received from the servicer or from the master servicer, as applicable) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments, net principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

•	the amount of any unpaid interest shortfall amount or Basis Risk Shortfalls (if applicable) with respect to each class of certificates;

•	for each loan group or subgroup, the amount of any deferred interest and any net deferred interest for such loan group;

•	the class principal balance or class notional amount, as applicable, of each class of certificates after giving effect to the distribution of principal on that distribution date;

•	the principal balance of each loan group, the Pool Balance and the each net WAC cap;

•
only with respect to any Non-Overcollateralization Series, the Senior Percentage for the senior certificates and principal-only certificates related to each loan group, and Subordinate Percentage for the following distribution date;

•
only with respect to any Non-Overcollateralization Series, the Senior Prepayment Percentage for the senior certificates and principal-only certificates related to each loan group, and Subordinate Prepayment Percentage for the following distribution date;

•
the amount of the servicing fee paid to or retained by the each servicer; the amount of the master servicing fee, if any, paid to or retained by any master servicer; the amount of the servicing fee and/or any subservicing fee paid to or retained by the servicer; and the amount of the custodial fee, if any, paid to the custodian;

•	the amount of advances for the related Due Period;

•
the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date, and the method of determining delinquency;

•	the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of Realized Losses for each loan group incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses for each loan group;

•	the Realized Losses, if any, allocated to each class of certificates (other than any interest only certificates) on that distribution date;

•	the pass-through rate for each class of certificates for that distribution date;

•	the number of mortgage loans and the aggregate balance of mortgage loans that have negative amortization;

•	only with respect to any Overcollateralization Series, the Overcollateralization Amount for that distribution date;

•	only with respect to any Overcollateralization Series, the Overcollateralization Target Amount for that distribution date; and

•	for each loan group, the aggregate minimum amount of payments required to be made in respect of interest and principal on the mortgage loans.

The trustee or the securities administrator, as applicable, will make that statement available each month, to any interested party, via the trustee’s or the securities administrator’s, as applicable, website. Information regarding the address of the trustee’s or the securities administrator’s, as applicable, Internet website and regarding assistance in using the website will be provided in the related prospectus supplement. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the trustee’s or the securities administrator’s, as applicable, customer service desk and indicating such. The trustee or the securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the trustee or the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the trustee or the securities administrator, pursuant to the pooling agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of certain classes of the offered certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until the related distribution date, which distribution date is specified in the related terms sheet and is in the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquent payments on the mortgage loans that are not advanced by the servicer, the master servicer or the trustee, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yields on the senior certificates and the subordinate certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first, only with respect to any Overcollateralization Series, by excess spread and the Class C Certificates, and second, with respect to any series, by the subordinate certificates in the reverse order of their numerical class designations, and then by the senior certificates. If, as a result of these shortfalls, the aggregate of the class principal balances of all classes of certificates following all distributions and the allocation of realized losses on a distribution date exceeds the Pool Balance as of the first day of the month of that distribution date, first, only with respect to any Overcollateralization Series, the class principal balance of the Class C Certificates, second, with respect to any series, the class principal balance of the subordinate certificates, beginning with the class of subordinate certificates then outstanding with the highest numerical class designation, and third, with respect to any series, the class principal balance of the senior certificates, pro rata based on class principal balance, will be reduced by the amount of the excess.

Net interest shortfalls will adversely affect the yields on the related senior certificates and the subordinate certificates. All Realized Losses initially will be borne first, only with respect to any Overcollateralization Series, by the Class C Certificates, and then, with respect to any series, by the subordinate certificates, in the reverse order of their numerical class designations. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses on the mortgage loans.

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the senior certificates and in all loan groups, in the case of the subordinate certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by an originator or the seller, as applicable. The mortgage loans may be prepaid by the mortgagors at any time; however, if specified in the related terms sheet, certain of the mortgage loans may require the payment of a prepayment penalty in connection with any voluntary prepayment occurring after origination during the periods specified in the related terms sheet. The mortgage loans are subject to the “due-on-sale” provisions included therein.

The negative amortization of any negative amortization mortgage loans may affect the yields on the related classes of certificates. As a result of the negative amortization of the negative amortization mortgage loans, the outstanding principal balance of a negative amortization mortgage loan in any loan group will increase by the amount of interest that is deferred. During periods in which the outstanding principal balance of a negative amortization mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that negative amortization mortgage loan may approach or exceed the value of the related mortgage property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization mortgage loan that is required to be liquidated. Furthermore, each negative amortization mortgage loan provides for the payment of any remaining unamortized principal balance of such negative amortization mortgage loan (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the negative amortization mortgage loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization mortgage loans is greater than that associated with fully amortizing mortgage loans.

In addition, because the loan rates on the negative amortization mortgage loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the negative amortization mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the negative amortization mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event the loan rate on a negative amortization mortgage loan is increased, deferred interest is added to the principal balance of such negative amortization mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Net Principal Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this terms sheet supplement, will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. The application of principal prepayments to payments of deferred interest (in the case of any negative amortization mortgage loans) will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

Only with respect to any Non-Overcollateralization Series, the applicable Senior Prepayment Percentage of all Net Principal Prepayments on the related mortgage loans will be distributed to the related class or classes of senior certificates (other than any interest-only certificates) then entitled to receive principal distributions. This may result in all or a disproportionate percentage of Net Principal Prepayments being distributed to holders of senior certificates and none or less than their pro rata share of Net Principal Prepayments being distributed to holders of the subordinate certificates during the periods of time described in the definition of the “Senior Prepayment Percentage” in the related terms sheet. In addition, with respect to any Non-Overcollateralization Series with two or more loan groups, since the step down in each Senior Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinate certificates from receiving distributions of Net Principal Prepayments from the other loan group.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described in the related terms sheet. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Certain of the mortgage loans may provide for payment by the borrower of a prepayment premium for a period of time after the date of origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period.

The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of mortgage loans of a loan group with net loan rates in excess of the then-current net WAC of the mortgage loans may reduce the pass-through rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising the two loan groups, such different experience is likely to occur.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes.

Material Federal Income Tax Consequences

Upon the issuance of the certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the pooling agreement, each of the REMICs formed pursuant to the pooling agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Certain classes of certificates may be issued with original issue discount (“OID”). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Considerations—REMIC Certificates—C. Regular Certificates—Original Issue Discount and Premium” in the prospectus.

Legal Investment Considerations

Unless otherwise specified in the related terms sheet, the certificates will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. For example, recently issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments — an Amendment of FASB Statements No. 133 and 140 may result in changes to the accounting treatment for certain types of mortgage-backed securities and could materially impair the liquidity of affected securities. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the certificates.

ERISA Considerations

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to the underwriter a prohibited transaction exemption relating to the acquisition, holding and transfer of mortgage-backed certificates (the “Underwriter’s Exemption”), subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus. See “ERISA Considerations” in the prospectus.

The certificates that are identified as “ERISA eligible” in the related terms sheet will generally be eligible to be purchased by Plans under the Underwriters Exemption. Under certain circumstances the certificates may not be acquired or held by a person investing assets of any such plans or arrangements unless such acquisition or holding is eligible for the exemptive relief available under a class exemption.

Glossary of Terms

AB Servicing Criteria. The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Aggregate Subordinate Percentage. For any distribution date, the percentage equivalent of a fraction the numerator of which is the aggregate class principal balance of the subordinate certificates immediately prior to that date and the denominator of which is the Pool Balance.

Allocated Realized Loss Amount. Only with respect to any Overcollateralization Series, for any distribution date and any class of offered certificates, an amount equal to the sum of any realized losses allocated to that class of Certificates on the distribution date and any Allocated Realized Loss Amounts for that class remaining unpaid from the previous distribution date minus any Recoveries applied to that Allocated Realized Loss Amount.

Applicable Credit Support Percentage. For each class of subordinate certificates and any distribution date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of subordinate certificates having higher numerical class designations than that class.

Apportioned Principal Balance. Only with respect to any Non-Overcollateralization Series, for any distribution date, any loan group and for any class of subordinate certificates, an amount equal to the class principal balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the Subordinate Components (in the aggregate) for that date.

Available Funds. For any distribution date and any loan group, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan in that loan group:

•
all scheduled installments of interest and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•
all net proceeds of any insurance policies with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•	any amounts received with respect to foreclosed properties for that distribution date;

•	any amount of compensating interest received in respect of the mortgage loan for that distribution date;

•	all partial or full prepayments of the mortgage loan, received during the related Prepayment Period for that distribution date and all Recoveries, if any, for that distribution date;

•	any amounts remaining in the pre-funding account at the end of the pre-funding period which was not used to purchase subsequent mortgage loans;

•	any amounts from the capitalized interest account required to pay interest on the portion of the certificates supported by amounts on deposit in the pre-funding account; and

•
if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the mortgage loan;

reduced by

(B)	the aggregate of the sum of the following with respect to each mortgage loan in that loan group:

•
amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which each servicer, the master servicer, each custodian, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling agreement;

•	the expense fees of the trust fund for such distribution date; and

•	the portion of the premium payable on such distribution date to the certificate insurer, if any, from such loan group.

Class Subordination Percentage. For any distribution date and each class of subordinate certificates, a fraction (expressed as a percentage) the numerator of which is the class principal balance of that class immediately before that date and the denominator of which is the aggregate class principal balance of all classes of certificates immediately before that date.

Determination Date. For any distribution date and each mortgage loan, the date set forth in a servicing agreement on which the related servicer determines the amount to be remitted to the master servicer or the trustee, as applicable.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Extra Principal Distribution Amount. Only with respect to any Overcollateralization Series, for any distribution date, is the lesser of (x) the Net Monthly Excess Cashflow for such distribution date and (y) the Overcollateralization Deficiency Amount for such distribution date.

Interest Remittance Amount. Only with respect to any Overcollateralization Series, for any distribution date and loan group, the portion of the related Available Funds for such distribution date attributable to interest received or advanced with respect to the mortgage loans.

Monthly Interest Distributable Amount. With respect to each interest-bearing class of Certificates and any distribution date, the amount of interest accrued during the related accrual period at the lesser of the related adjusted cap rate and the related pass through rate on the class principal balance or class notional balance, as applicable, immediately prior to that distribution date, in each case, reduced by any Prepayment Interest Shortfalls allocated to such class and shortfalls resulting from the application of the Relief Act (allocated to each certificate based on its respective entitlements to interest irrespective of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act for such distribution date).

Net Monthly Excess Cashflow. Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Net Principal Prepayments. The excess, if any, of principal prepayments over deferred interest, if any, on the related mortgage loans during the related collection period.

Non-Overcollateralization Series. Any series of mortgage-pass through certificates issued by the Issuing Entity that is not an Overcollateralization Series.

Original Applicable Credit Support Percentage. For each class of subordinate certificates, the Applicable Credit Support Percentage for that class on the date of issuance of the certificates.

Overcollateralization Deficiency Amount. Only with respect to any Overcollateralization Series, with respect to any distribution date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date).

Overcollateralization Release Amount. Only with respect to any Overcollateralization Series, with respect to any distribution date, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralized Amount for such distribution date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date.

Overcollateralization Target Amount. Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Overcollateralized Amount. Only with respect to any Overcollateralization Series, for any distribution date, an amount equal to (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate certificate principal balance of the offered certificates and the Class P Certificates as of such distribution date (after giving effect to distributions to be made on such distribution date).

Overcollateralization Series. Any series of mortgage-pass through certificates issued by the Issuing Entity, with respect to which, as of the closing date, (i) the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate class principal balance of the certificates and (ii) the mortgage loans are expected to bear interest each month that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the certificates and to pay certain fees and expenses of the trust fund.

Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans as of the due date in the month preceding the month of that distribution date.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

Principal Distribution Amount. With respect to any Overcollateralization Series, for any distribution date and loan group, the excess of (x) the related Principal Remittance Amount for such distribution date over (y) such loan group’s pro rata share, based on the aggregate outstanding principal balance of the mortgage loans, of the Overcollateralization Release Amount for such distribution date.

With respect to any Non-Overcollateralization Series, for any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

•
each scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by a servicer, the master servicer or the trustee, as applicable, in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•
the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period (net of any deferred interest, if applicable) and all Recoveries, if any, for that distribution date.

Principal Remittance Amount. Only with respect to any Overcollateralization Series, for any distribution date and loan group, the sum of the following for each such mortgage loan in that loan group:

•
each scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by a servicer, the master servicer or the trustee, as applicable, in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•
the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period (net of any deferred interest, if applicable) and all Recoveries, if any, for that distribution date.

Realized Loss: With respect to any liquidated mortgage loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net liquidation proceeds in respect of such liquidated mortgage loan.

Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the prior calendar month that has previously been allocated as a Realized Loss to a class or classes of certificates or principal-only component, net of reimbursable expenses.

Senior Credit Support Depletion Date. Only with respect to any Non-Overcollateralization Series, the date on which the aggregate class principal balance of the subordinate certificates has been reduced to zero.

Senior Percentage. Only with respect to any Overcollateralization Series, for each distribution date and each loan group, the percentage equivalent of a fraction the numerator of which is the aggregate of the class principal balance of the class or classes of senior certificates and principal-only certificates relating to the loan group immediately prior to that date and the denominator of which is the sum of the Stated Principal Balance of all mortgage loans in the related loan group as of the due date in the month immediately preceding the month of that distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to a loan group, the Senior Percentage for such loan group will be equal to 0%; and, provided, further, that on any distribution date after a Senior Termination Date has occurred for one loan group, the Senior Percentage of the remaining senior certificates and principal-only certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the class principal balances of the remaining class or classes of senior certificates and principal-only certificates immediately prior to such date and the denominator of which is the aggregate of the class principal balances of all classes of certificates and principal-only certificates, immediately prior to such date.

Senior Prepayment Percentage. Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Senior Principal Distribution Amount. With respect to any Overcollateralization Series, as specified in the related terms sheet.

With respect to any Overcollateralization Series, for any distribution date and each loan group, will equal the sum of:

•
the related Senior Percentage of all amounts for that date described in the first four bullets of the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount” with respect to that loan group;

plus

•	for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

(a)	the related Senior Percentage of the Stated Principal Balance of that mortgage loan, and

(b)	the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

•
the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount.”

Senior Termination Date. Only with respect to any Overcollateralization Series, for any loan group the date on which the aggregate principal balance of the related class or classes of senior certificates and the related principal-only certificates is reduced to zero.

Stated Principal Balance. For any mortgage loan and any date, the unpaid principal balance of the mortgage loan as of the immediately preceding due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments, net liquidation proceeds received, the payment of principal due on that due date irrespective of any delinquency in payment by the related borrower and any deferred interest (in the case of any negative amortization mortgage loan) added to the principal balance of that mortgage loan pursuant to the terms of the related mortgage note on or prior to that due date.

Stepdown Date. Only with respect to any Overcollateralization Series, as specified in the related terms sheet.

Step Down Test. Only with respect to any Non-Overcollateralization Series, as to any distribution date, the application of both of the following conditions (which conditions may or may not be satisfied):

first,
the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the subordinate certificates, does not equal or exceed the percentage specified in the related terms sheet, and second,
cumulative Realized Losses on all of the mortgage loans do not exceed, for any distribution date on or after a certain specified anniversary of the first distribution date specified in the related terms sheet, the percentage specified in the related terms sheet of the aggregate class principal balance of the subordinate certificates as of the closing date.

Subordinate Component. Only with respect to any series, for any distribution date and with respect to any loan group is the aggregate Stated Principal Balances of the mortgage loans in the related loan group, as of the first day of the related Due Period, minus the aggregate class principal balance of the related senior certificates and principal-only component immediately prior to such distribution date.

Subordinate Percentage. Only with respect to any Non-Overcollateralization Series, for each loan group and any distribution date will be equal to the difference between 100% and the related Senior Percentage for such loan group on such distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Percentage will represent the entire interest of the subordinate certificates in the mortgage loans and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

Subordinate Prepayment Percentage. Only with respect to any Non-Overcollateralization Series, for any distribution date and each loan group, the difference between 100% and the related Senior Prepayment Percentage for that date.

Subordinate Principal Distribution Amount. Only with respect to any Non-Overcollateralization Series, for any distribution date and each loan group will equal the sum of the following amounts:

•	the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount,”

•
for each mortgage loan in the related loan group that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

•
the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition, with respect to any Non-Overcollateralization Series, of “Principal Distribution Amount.”

On any distribution date after a Senior Termination Date has occurred with respect to one loan group, the Subordinate Principal Distribution Amount will not be calculated by that loan group but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the subordinate certificates for such distribution date with respect to all of the mortgage loans as opposed to the mortgage loans in the related loan group only.

Two Times Test. Only with respect to any Non-Overcollateralization Series, as specified in the related terms sheet.

Unpaid Interest Shortfall Amount. With respect to each class of offered certificates and any distribution date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding distribution date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding distribution date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the pass-through rate for such class for the related Accrual Period.

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates

(Issuable in Series)

Greenwich Capital Acceptance, Inc.
Depositor

Greenwich Capital Financial Products, Inc.
Sponsor/Seller

TERMS SHEET SUPPLEMENT

RBS Greenwich Capital

October 25, 2006